As filed with the Securities and Exchange Commission on May 23, 2006
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ArvinMeritor, Inc.
(Exact name of registrant as specified in its charter)
2135 West Maple Road
Troy, Michigan 48084-7186

Indiana	(248) 435-1000	38-3354643
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Vernon G. Baker, II, Esq.
Senior Vice President and General Counsel
ArvinMeritor, Inc.
2135 West Maple Road
Troy, Michigan 48084-7186
(248) 435-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Peter R. Kolyer, Esq.
Marc A. Alpert, Esq.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.    ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Unit(1)	Offering Price(1)	Fee

4.625% Convertible Senior Notes due 2026	$300,000,000	100%	$300,000,000	$32,100.00

Guarantees of 4.625% Convertible Senior Notes due 2026	N/A	N/A	N/A	(2)

Common stock, par value $1 per share (including the associated preferred share purchase rights)	14,300,010(3)	N/A	N/A	(4)

(1)	Equals the aggregate initial principal amount of the notes being registered. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

(3)	Represents the number of shares of registrant’s common stock issuable upon conversion of the notes at an initial conversion rate equivalent to 47.6667 shares of common stock per $1,000 initial principal amount of notes (which represents an initial conversion price of approximately $20.98 per share). Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of common stock, including the associated preferred share purchase rights, as may be issued from time to time upon conversion of the notes as a result of the conversion rate adjustment provisions relating to the notes.

(4)	The registrant will receive no consideration for the issuance of shares of common stock upon conversion of the notes. Therefore, pursuant to Rule 457(i), no filing fee is required with respect to the shares of common stock registered hereby.

TABLE OF ADDITIONAL REGISTRANTS

		Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
	Incorporation or	Classification Code	Identification
Name of Additional Registrant*	Organization	Number	Number

Arvin International Holdings, LLC	Delaware	3714	90-0218822
Arvin Technologies, Inc.	Michigan	3714	38-3349979
ArvinMeritor Assembly, LLC	Delaware	3714	38-3617889
ArvinMeritor Brake Holdings, Inc.	Delaware	3714	25-1251994
ArvinMeritor Filters Holding Co., LLC	Delaware	3714	38-2060287
ArvinMeritor Filters Operating Co., LLC	Delaware	3714	73-1305936
ArvinMeritor Holdings Mexico, Inc.	Delaware	3714	98-0439989
ArvinMeritor International Holdings, LLC	Delaware	3714	36-2185923
ArvinMeritor OE, LLC	Delaware	3714	38-3622443
Euclid Industries, LLC	Delaware	3714	38-3442143
Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc.	Delaware	3714	38-3441039
Meritor Heavy Vehicle Systems, LLC	Delaware	3714	38-3371768
Meritor Heavy Vehicle Systems (Mexico), Inc.	Delaware	3714	38-3436042
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	3714	25-1407192
Meritor Technology, Inc.	Delaware	3714	98-0272396

* Addresses and telephone numbers of principal executive offices are the same as those of ArvinMeritor, Inc.

PROSPECTUS
ArvinMeritor, Inc.
$300,000,000
4.625% Convertible Senior Notes Due 2026
Shares of Common Stock Issuable Upon Conversion of the Notes

      In March 2006, we issued and sold $300 million aggregate principal amount of our 4.625% convertible senior notes due 2026 in a private placement. This prospectus may be used by selling securityholders to resell the notes and the common stock issuable upon conversion of the notes. This prospectus may also be used by us to offer and sell shares of our common stock upon conversion of the notes.
      We will pay 4.625% cash interest on the notes semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2006 and ending on March 1, 2016. We will not pay cash interest on the notes after March 1, 2016. Commencing on March 1, 2016, the principal amount of the notes will be subject to accretion at a rate that provides holders with an aggregate annual yield to maturity of 4.625% (computed on a semi-annual bond equivalent yield basis). The notes will mature on March 1, 2026.
      The notes will be convertible in certain circumstances into cash up to the accreted principal amount of the note surrendered for conversion, and cash, shares of common stock, or a combination thereof, at our election, for the remainder of our conversion obligation, if any, in excess of such accreted principal amount, as described in this prospectus, based on an initial conversion rate, subject to adjustment, equivalent to 47.6667 shares per $1,000 initial principal amount of notes (which represents an initial conversion price of approximately $20.98 per share), only under the following circumstances:

•	Prior to March 1, 2024, during any calendar quarter after the calendar quarter ending June 30, 2006, if the closing sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter;

•	Prior to March 1, 2024, during the five business day period after any five consecutive trading day period in which the average trading price per $1,000 initial principal amount of notes was equal to or less than 97% of the average conversion value of the notes during such five consecutive trading day period;

•	Prior to March 1, 2024, upon the occurrence of specified corporate transactions;

•	Prior to March 1, 2024, if we call the notes for redemption; or

•	At any time on or after March 1, 2024.
      Holders may be entitled to an increase in the conversion rate for notes surrendered for conversion in connection with certain transactions or events that occur before March 1, 2016, or, under certain circumstances, we may elect to change our conversion obligation to provide for conversion of the notes into shares of an acquiring company’s common stock, as described in this prospectus.
      On or after March 1, 2016, we may at any time and from time to time at our option redeem the notes, in whole or in part, for cash, at a redemption price equal to 100% of the accreted principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. We will make at least 20 semi-annual interest payments (including the interest payment on September 1, 2006) on the notes before we can redeem them. On each of March 1, 2016, March 1, 2018, March 1, 2020, March 1, 2022 and March 1, 2024, holders may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the accreted principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date. Holders may require us to repurchase all or a portion of their notes upon a fundamental change, as described in this prospectus, at a repurchase price in cash equal to 100% of the accreted principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
      The notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior unsecured indebtedness, and junior to any of our existing and future secured indebtedness to the extent of the security therefor. In addition, the notes are not guaranteed by some of our subsidiaries, and accordingly the notes are effectively subordinated to the indebtedness and other liabilities of our subsidiaries that do not guarantee the notes.
      Our common stock is quoted on the New York Stock Exchange under the symbol “ARM”. On May 22, 2006 the closing price of our common stock was $15.80 per share.
       Investing in the notes and the underlying shares of common stock involves significant risks. See “Risk Factors” beginning on page 6 of this prospectus.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2006

      You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.
      TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH PERSON RECEIVING THIS PROSPECTUS IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (B) SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF TREASURY DEPARTMENT CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN.

SUMMARY
      This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes or the underlying common stock. You should read carefully the entire prospectus, including the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus, before making an investment decision.
OUR COMPANY
      We are a leading global supplier of a broad range of integrated systems, modules and components serving a broad range of original equipment manufacturer (OEM) customers worldwide, including truck OEMs, light vehicle OEMs, trailer producers and specialty vehicle manufacturers, and certain aftermarkets. Our total sales from continuing operations in fiscal year 2005 were $8.8 billion. We operated over 120 manufacturing facilities in 25 countries around the world in fiscal year 2005, including facilities operated by discontinued operations and joint ventures in which we have interests.
      Sales from continuing operations outside North America accounted for approximately 49% of total sales from continuing operations in fiscal year 2005. Our continuing operations also participated in 10 significant non-consolidated joint ventures that generated revenues of approximately $1.5 billion in fiscal year 2005.
      We serve customers worldwide through the following businesses:

Continuing operations
      Light Vehicle Systems (LVS). LVS supplies emissions systems, aperture systems (roof and door systems) and undercarriage systems (suspension and ride control systems and wheel products) for passenger cars, all-terrain vehicles, light trucks and sport utility vehicles to OEMs.
      Commercial Vehicle Systems (CVS). CVS supplies drivetrain systems and components, including axles and drivelines, braking systems, suspension systems, and exhaust and ride control products for medium- and heavy-duty trucks, trailers and specialty vehicles to OEMs and to the commercial vehicle aftermarket.
      Both LVS and CVS market and sell products principally to OEMs. In North America, CVS also markets truck and trailer products directly to dealers, fleets and other end-users in the aftermarket sector. Our ten largest customers accounted for approximately 74% of our total sales from continuing operations in fiscal year 2005.

Discontinued operations and recent divestitures
      In October 2004, we announced our intention to divest our coil coating operations, and we reported this business in discontinued operations for accounting purposes. We sold the coil coating operations in November 2004.
      Also in October 2004, we announced our intention to divest our Light Vehicle Aftermarket (LVA) businesses, and we reported these businesses as discontinued operations for accounting purposes. In March 2006 we completed the sale of our LVA North American filters and exhaust businesses. We will continue to report our remaining LVA businesses as discontinued operations.
      In December 2005, we sold our LVS ride control business located in Asti, Italy. This sale, along with the previous divestiture of our 75 percent shareholding in AP Amortiguadores, S. A. in the second quarter of fiscal year 2004, substantially completed our plan to exit our LVS ride control business. Accordingly, our LVS ride control business is reported as discontinued operations.

      We were incorporated in Indiana in March 2000 in connection with the merger of Arvin Industries, Inc. and Meritor Automotive, Inc. on July 7, 2000. Our executive offices are located at 2135 West Maple Road, Troy, Michigan 48084. Our telephone number is (248) 435-1000.
THE OFFERING

Issuer	ArvinMeritor, Inc.

Securities Offered	$300,000,000 aggregate principal amount of 4.625% convertible senior notes due March 1, 2026 and shares of our common stock issuable upon conversion of the notes.

Maturity	The notes will mature on March 1, 2026, unless earlier redeemed, repurchased or converted.

Interest payment dates	Interest will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, to holders of record at the close of business on the preceding February 15 and August 15, respectively. Interest will accrue on the notes from and including March 7, 2006 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or March 1, 2016, as the case may be. We will not pay cash interest on the notes after March 1, 2016.

Accretion	Commencing on March 1, 2016, the principal amount of the notes will be subject to accretion at a rate that provides holders with an aggregate annual yield to maturity of 4.625% (computed on a semi-annual bond equivalent yield basis).

Guarantees	Each of our subsidiaries guaranteeing our $900 million revolving credit facility guarantees the notes on a senior unsecured basis. These guarantees will remain in effect until the earlier to occur of payment in full of the notes or termination or release of the guarantees under our revolving credit facility. The guarantees by our subsidiaries rank equally with existing and future unsecured senior debt of such subsidiaries. The guarantees by our subsidiaries are effectively subordinated to all of the existing and future secured debt of such subsidiaries, to the extent of the value of the assets securing such debt.

Ranking	The notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future unsecured indebtedness, and are junior to any of our existing and future secured indebtedness to the extent of the security therefor. In addition, the notes are not guaranteed by some of our subsidiaries, and accordingly the notes are effectively subordinated to the indebtedness and other liabilities of our subsidiaries that do not guarantee the notes. As of March 31, 2006, we had approximately $725 million of outstanding indebtedness that would rank equally with the notes, including our 6.625% notes due 2007, our 6.75% notes due 2008, our 6.8% notes due 2009, our 7.125% notes due 2009, our 8.75% notes due 2012 and our 8.125% notes due 2015, all of which are guaranteed by the guarantors. We have a $900 million revolving credit facility that matures in July 2008, our obligations under which are guaran-

teed by the guarantors. We also have a $250 million accounts receivable securitization arrangement. As of March 31, 2006, we had approximately $39 million of indebtedness that would rank junior to the notes, which consisted of indebtedness under our 9.5% junior subordinated debentures. For additional information, please see Note 14 in the Notes to Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended April 2, 2006.

Conversion rights	The notes will be convertible based on an initial conversion rate, subject to adjustment, equivalent to 47.6667 shares of our common stock per $1,000 initial principal amount of notes (which represents an initial conversion price of approximately $20.98 per share), only under the following circumstances:

• prior to March 1, 2024, during any calendar quarter after the calendar quarter ending June 30, 2006, if the closing sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter;

• prior to March 1, 2024, during the five business day period after any five consecutive trading-day period in which the average trading price per $1,000 initial principal amount of notes was equal to or less than 97% of the average conversion value of the notes during such five consecutive trading-day period;

• prior to March 1, 2024, upon the occurrence of specified corporate transactions, as described in this prospectus;

• prior to March 1, 2024, if we call the notes for redemption; or

• any time on or after March 1, 2024.

Upon conversion, we will satisfy our conversion obligation with respect to the notes surrendered for conversion by paying or delivering, as the case may be, to the converting holder:

• an amount in cash (the “principal return”) equal to the lesser of (a) the conversion value of the notes to be converted and (b) the accreted principal amount of the notes to be converted;

• if the conversion value of the notes to be converted is greater than the accreted principal amount of such notes, at our election, (a) cash equal to the difference between the conversion value of the notes to be converted and the accreted principal amount of such notes (such difference, the “net share amount” for such conversion), (b) a number of whole shares of our common stock (the “net shares”) equal to the net share amount, divided by the average of the daily volume weighted average price (as such term is defined under “Description of the notes — Conversion rights — Payment upon conversion”) of our common stock for each of the ten consecutive trading days beginning on the third trading day immediately following the day the notes are tendered for conversion or (c) a combination thereof; and

• an amount in cash in lieu of any fractional shares of common stock.

The conversion value of notes to be converted is equal to the product of (1) the conversion rate in effect on the conversion date, and (2) the average of the daily volume weighted average price of our common stock for each of the ten consecutive trading days beginning on the third trading day immediately following the day the notes are tendered for conversion. A holder may convert notes in part so long as such part is $1,000 initial principal amount or an integral multiple of $1,000.

If a make-whole fundamental change occurs before March 1, 2016, the conversion rate may be increased, or under certain circumstances, we may elect to change our conversion obligations to provide for conversion of the notes into the acquiring company’s common stock, as described in “Description of the notes — Conversion rights — Adjustment to the conversion rate upon make-whole fundamental changes”.

In certain other circumstances the conversion rate will be subject to adjustment. See “Description of the notes — Conversion rights — Adjustments to the conversion rate”.

Sinking fund	None.

Redemption of notes at our option	On or after March 1, 2016, we may at any time and from time to time at our option redeem the notes, in whole or in part, at a redemption price in cash equal to 100% of the accreted principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. See “Description of the notes — Redemption of notes at our option”.

Purchase of notes by us at the option of the holder	On each of March 1, 2016, March 1, 2018, March 1, 2020, March 1, 2022 and March 1, 2024, holders may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the accreted principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date. See “Description of the notes — Purchase of notes by us at the option of the holder”.

Right of holder to require us to repurchase notes if a fundamental change occurs	If a fundamental change, as described in this prospectus, occurs, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the accreted principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the notes — Holders may require us to repurchase their notes upon a fundamental change”.

Events of default	If an event of default on the notes has occurred and is continuing, the accreted principal amount of the notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default relating to the bankruptcy of us or our significant subsidiaries. See “Description of the notes — Events of default”.

Registration rights	Pursuant to a registration rights agreement that we entered into with the initial purchasers of the notes, we filed with the SEC a shelf registration statement, of which this prospectus is a part, with respect to resales of the notes and the common stock issuable upon conversion of the notes, which registration statement became effective automatically upon filing. We have agreed to use our reasonable best efforts to keep the shelf registration statement effective until the earliest of the date that is two years after the last date of original issuance of any of the notes or when all registrable securities:

• have been sold pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act; or

• may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or otherwise.

If we do not comply with these requirements or certain other covenants set forth in the registration rights agreement, we must, subject to certain exceptions, pay additional interest to holders of the notes. See “Description of the notes — Registration rights”.

Use of proceeds	We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the common stock issuable upon conversion of the notes offered by this prospectus.

Listing and trading	The notes originally issued in the private placement are eligible for trading on The PORTAL Market; notes resold pursuant to this prospectus will cease to be eligible for trading on The PORTAL Market. The notes are not currently listed nor do we intend to list the notes on any national securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “ARM”.

Material U.S. federal tax considerations	For a discussion of material United States federal tax considerations relating to the purchase, ownership and disposition of the notes and shares of common stock into which the notes may be convertible, see “Material U.S. federal tax considerations”.

Risk factors	In analyzing an investment in the notes and the underlying shares of common stock offered pursuant to this prospectus, you should carefully consider, along with other matters included or incorporated by reference in this prospectus, the information set forth under “Risk factors”.
      For a more complete description of the terms of the notes, see “Description of the notes”. For a more complete description of our common stock, see “Description of capital stock”.

RISK FACTORS
Risks Related To Our Business
      Our business, financial condition and results of operations can be impacted by a number of risks, any one of which could cause our actual results to vary materially from recent results or from anticipated future results. Any of these individual risks could materially and adversely affect our business, financial condition and results of operations, which in turn could materially and adversely affect the price of the notes and our common stock. This effect could be compounded if multiple risks were to occur. Before deciding to invest in the notes, you should carefully consider the risks set forth below as well as the risks described in our Annual Report on Form 10-K for the year ended October 2, 2005, our Quarterly Reports on Form 10-Q for the quarters ended January 1, 2006 and April 2, 2006 and our other filings with the SEC.

We operate in an industry that is cyclical and that has periodically experienced significant year-to-year fluctuations in demand for vehicles; we also experience seasonal variations in demand for our products.
      The industries in which LVS and CVS operate have been characterized historically by periodic fluctuations in overall demand for trucks, passenger cars and other vehicles for which we supply products, resulting in corresponding fluctuations in demand for our products. Production and sales of the vehicles for which we supply products generally depend on economic conditions and a variety of other factors, including customer spending and preferences, labor relations and regulatory requirements. The cyclical nature of the automotive industry is outside our control and cannot be predicted with certainty. Cycles in the major automotive industry markets of North America and Europe are not necessarily concurrent or related.
      LVS and CVS may experience seasonal variations in the demand for products to the extent automotive vehicle production fluctuates. Historically, for both segments, demand has been somewhat lower in the quarters ended September 30 and December 31, when OEM plants may close during model changeovers and vacation and holiday periods.
      Demand for CVS products can also be affected by pre-buy before the effective date of new regulatory requirements, such as changes in emissions standards. We believe that stronger heavy-duty truck demand in North America in fiscal year 2002 was partially due to the pre-buy before new U.S. emissions standards went into effect on October 1, 2002. Implementation of new, more stringent, emissions standards is scheduled for 2007 and 2010 in the U.S. and 2008 in Europe, and we believe that heavy-duty truck demand in these markets could increase prior to the effective dates of the new regulations, but is likely to fall in North America in 2007 after the new standards are implemented. The Company is taking actions to mitigate the effects of the expected 2007 market downturn, but there can be no assurance that it will not have an adverse impact on the Company’s business, financial condition and results of operations.

We depend on large OEM customers.
      Both LVS and CVS are dependent upon large OEM customers with substantial bargaining power with respect to price and other commercial terms. Loss of all or a substantial portion of sales to any of our large volume customers for whatever reason (including, but not limited to, loss of market share by these customers, loss of contracts, insolvency of such customers, reduced or delayed customer requirements, plant shutdowns, strikes or other work stoppages affecting production by such customers), or continued reduction of prices to these customers, could have a significant adverse effect on our financial results. There can be no assurance that we will not lose all or a portion of sales to our large volume customers, or that we will be able to offset continued reduction of prices to these customers with reductions in our costs.
      During fiscal year 2005, DaimlerChrysler AG (which owns Chrysler, Mercedes-Benz AG and Freightliner Corporation), a significant customer of LVS and CVS, accounted for approximately 21% of our total sales from continuing operations. In addition, sales to General Motors Corporation accounted for approximately 10% and sales to Volkswagen accounted for approximately 10% of our total sales from continuing operations in fiscal year 2005. No other customer accounted for 10% or more of our total sales from continuing operations in fiscal year 2005. These sales include pass-through components that are acquired and incorporated into our systems or modules at the customer’s request.
      The level of our sales to large OEM customers depends on their production and sales volumes. Several of our significant customers have major union contracts that expire and are subject to renegotiation over the next few years. Any strikes or other actions that affect our customers’ production during this process would also affect our sales. Further, to the extent that the financial condition, including bankruptcy, or market share of any of our largest customers deteriorates or their sales otherwise decline, our financial position and results of operations could be adversely affected.

We operate in a highly competitive industry.
      Each of our businesses operates in a highly competitive environment. LVS and CVS compete worldwide with a number of North American and international providers of components and systems, some of which belong to, or are associated with, some of our customers. Some of our competitors are larger and have greater financial resources or have established relationships with significant customers. In addition, some OEMs manufacture products of the types we supply, which can displace our sales.
      In addition, many companies in the automotive industry have undertaken substantial contractual obligations to current and former employees, primarily with respect to pensions and other post-retirement benefits. The bankruptcy or insolvency of a major competitor could result in that company’s eliminating or reducing some or all of these obligations, which could give that competitor a cost advantage over us.

A disruption in supply or a significant increase in price of raw materials or parts could impact our production and increase our costs.
      Prices of raw materials, primarily steel, for our business segments’ manufacturing needs negatively impacted our operating income in each of the last three fiscal years. In addition, we concentrate our purchases of certain raw materials and parts over a limited number of suppliers, some of which are located in developing countries, and we depend upon the ability of our suppliers to meet performance and quality specifications and delivery schedules in order to meet our commitments to our customers. The loss of a significant supplier or the inability of a supplier to meet performance and quality specifications or delivery schedules could have an adverse effect on us.
      Beginning in the second half of fiscal year 2002, we, along with the automotive industry globally, experienced rising steel prices and spot shortages of certain steel products. Although availability of steel has improved and we have had some success in recovering a portion of higher steel prices from our customers, increased steel costs, net of recoveries, negatively impacted our financial results in each of the last three fiscal years. While we believe that steel prices are beginning to moderate, we cannot predict the availability or price of steel in the balance of fiscal year 2006 and beyond. If steel supplies are inadequate for our needs, or if prices remain at current levels or increase and we are unable to either pass these prices to our customer base or otherwise mitigate the costs, our sales and operating income could continue to be adversely affected.
      Some companies in the automotive industry experienced weakening financial strength in fiscal year 2005 that resulted for some in filing for protection under bankruptcy laws. If the weakened financial condition of a significant supplier, or any related labor issues or work stoppages, were to cause a significant disruption in the supply of parts to our facilities, it could have an adverse effect on us.

Our international operations are subject to a number of risks.
      We have a significant amount of facilities and operations outside the United States, including investments and joint ventures in developing countries. Approximately 49 percent of our total assets, excluding assets of discontinued operations, as of September 30, 2005, and 49 percent of fiscal 2005 sales from continuing operations were outside North America. These international operations are subject to a number of risks inherent in operating abroad, including, but not limited to:

•	risks with respect to currency exchange rate fluctuations;

•	local economic and political conditions;

•	disruptions of capital and trading markets;

•	possible terrorist attacks or acts of aggression that could affect vehicle production or the availability of raw materials or supplies;

•	restrictive governmental actions (such as restrictions on transfer of funds and trade protection measures, including export duties and quotas and customs duties and tariffs);

•	changes in legal or regulatory requirements;

•	import or export licensing requirements;

•	limitations on the repatriation of funds;

•	difficulty in obtaining distribution and support;

•	nationalization;

•	the laws and policies of the United States affecting trade, foreign investment and loans;

•	tax laws; and

•	labor disruptions.
      There can be no assurance that these risks will not have a material adverse impact on our ability to increase or maintain our foreign sales or our financial condition or results of operations.

Our liquidity, including our access to capital markets and financing, could be constrained by our credit ratings, our ability to comply with financial covenants in our debt instruments, and our suppliers extending normal trade credit terms on our purchases.
      In the third quarter of fiscal year 2005, Standard & Poor’s lowered our credit rating to BB from BB+, and Moody’s Investors Service lowered our credit rating to Ba2 from Ba1. Standard & Poor’s has our credit ratings on negative outlook. There are a number of factors, including our ability to complete our announced restructuring and divestiture activities on a timely basis, that could result in further lowering of our credit ratings. The rating agencies’ opinions about our creditworthiness may also be affected by their views of conditions in the automotive industry generally, including their views concerning the financial condition of our major OEM customers. If the credit rating agencies perceive further weakening in the industry they could lower our ratings.
      Further declines in our ratings could reduce our access to capital markets, further increase our borrowing costs and result in lower trading prices for our securities, including the notes and the common stock issuable upon conversion of the notes.
      Our ability to borrow under our existing financing arrangements depends on our compliance with covenants in the related agreements, including covenants that require maintenance of certain financial ratios. To the extent that we are unable to maintain compliance with these requirements, due to one or more of the various risk factors discussed herein or otherwise, our ability to borrow, and our liquidity, would be adversely impacted.
      Our liquidity could also be adversely impacted if our suppliers were to suspend normal trade credit terms and require payment in advance or payment on delivery of purchases. If this were to occur, we would be dependent on other sources of financing to bridge the additional period between payment of our suppliers and receipt of payments from our customers.

Our strategic initiatives, including divestitures, restructurings and acquisitions, may be unsuccessful, may take longer than anticipated, or may result in unanticipated costs.
      In October 2004, we announced our intention to divest our LVA businesses and our coil coating operations. We sold the coil coating operations in November 2004. In March 2006, we completed the sale of our LVA filters and exhaust businesses in North America. We continue to pursue divestiture of our remaining LVA businesses. Although we expect to complete the divestiture of our LVA businesses in fiscal year 2006, we cannot be sure that we will be able to complete all of the divestitures on that schedule.
      In fiscal year 2005, we announced restructuring plans with respect to continuing operations to eliminate approximately 700-800 salaried positions and 1,550 hourly positions and to consolidate, downsize, close or sell 11 global facilities, primarily in the LVS segment. We took these actions in order to align capacity with industry conditions, utilize assets more efficiently, improve operations and lower costs. We estimated total costs of $135 million (including cash costs of $110 million) for this restructuring. We cannot assure you that the total costs and total cash costs associated with this restructuring will not exceed our estimates, or that we will be able to achieve the intended benefits of this restructuring.
      Strategic initiatives also from time to time include acquisitions. Any future acquisitions that we undertake could involve risks with respect to successful integration of operations, increases in debt to finance the acquisition, and achieving projected savings from synergies.
      We continue to review our existing businesses to determine whether any of them should be modified, restructured, sold or otherwise discontinued, and we regularly consider various strategic and business opportunities to grow our business. We cannot predict with certainty whether any future strategic transactions will be beneficial for us.

We are exposed to environmental, health and safety and product liabilities.
      Our business is subject to liabilities related to the outcome of litigation with respect to environmental and health-and-safety matters. In addition, we are required to comply with federal, state, local and foreign laws and regulations governing the protection of the environment and occupational health and safety, and we could be held liable for damages arising out of human exposure to hazardous substances or other environmental or natural resource damages. There is also an inherent risk of exposure to warranty and product liability claims, as well as product recalls, in the automotive industry if our products fail to perform to specifications and are alleged to cause property damage, injury or death.
      Federal, state and local requirements relating to the discharge of substances into the environment, the disposal of hazardous wastes and other activities affecting the environment have, and will continue to have, an impact on us. In particular, we have been designated as a potentially responsible party at seven Superfund sites, excluding sites as to which our records disclose no involvement or as to which our potential liability has been finally determined. Management estimates the total reasonably possible costs we could incur for the remediation of Superfund sites as of March 31, 2006, to be approximately $24 million, of which $9 million is recorded as a liability. During fiscal year 2005, we recorded environmental remediation costs of $6 million resulting from a revised estimate to remediate a former Rockwell facility that was sold in 1990.
      In addition to Superfund sites, various other lawsuits, claims and proceedings have been asserted against us, alleging violations of federal, state and local environmental protection requirements or seeking remediation of alleged environmental impairments, principally at previously disposed-of properties. For these matters, management has estimated the total reasonably possible costs we could incur as of March 31, 2006, to be approximately $63 million, of which $16 million is recorded as a liability.
      The process of estimating environmental liabilities is complex and dependent on physical and scientific data at the site, uncertainties as to remedies and technologies to be used, and the outcome of discussions with regulatory agencies. The actual amount of costs or damages for which we may be held responsible could materially exceed the foregoing estimates because of uncertainties, including the financial condition of other potentially responsible parties, the success of the remediation and other factors that make it difficult to predict actual costs accurately. In addition, in future periods, new laws and regulations, changes in remediation plans, advances in technology and additional information about the ultimate clean-up remedy could significantly change our estimates. Management cannot assess the possible effect of compliance with future requirements.

We are exposed to asbestos litigation liability.
      We are subject to liability related to the outcome of litigation with respect to asbestos liability.
      Maremont Corporation, a subsidiary of ours, manufactured friction products containing asbestos from 1953 through 1977, when it sold its friction product business. We acquired Maremont in 1986. Maremont and many other companies are defendants in suits brought by individuals claiming personal injuries as a result of exposure to asbestos-containing products. Although we have established reserves to address Maremont’s asbestos liability, if the assumptions with respect to the nature of pending claims, the cost to resolve claims and the amount of available insurance prove to be incorrect, the actual amount of Maremont’s liability for asbestos-related claims, and the effect on us, could differ materially from our current estimates and, therefore, could have a material impact on our financial position and results of operations.
      In addition to the Maremont litigation, we, along with many other companies, have also been named as a defendant in lawsuits alleging personal injury as a result of exposure to asbestos used in certain components of Rockwell products. Liability for these claims was transferred to us at the time of the spin-off of the automotive business to Meritor from Rockwell in 1997. The uncertainties of asbestos claim litigation and resolution of the litigation with insurance companies make it difficult to predict accurately the ultimate resolution of asbestos claims. The possibility of adverse rulings or new legislation affecting asbestos claim litigation or the settlement process increases that uncertainty.
      We have not established reserves for pending claims or for corresponding recoveries for Rockwell-legacy asbestos-related claims, and defense and indemnity costs related to these claims are expensed as incurred. Reserves have not been established because management cannot reasonably estimate the ultimate liabilities for these costs, primarily because we do not have a sufficient history of claims settlement and defense costs from which to develop reliable assumptions.

We are exposed to the rising cost of pension and other post-retirement benefits, and are currently involved in litigation the outcome of which could further increase these costs.
      The automotive industry, like other industries, continues to be impacted by the rising cost of pension and other post-retirement benefits. In estimating our expected obligations under pension and post-retirement benefit plans, we make certain assumptions as to economic and demographic factors, such as discount rates, investment returns and health care cost trends. If actual experience as to these factors is worse than our assumptions, our obligations could increase. Further, proposed changes in accounting for these obligations, if adopted, could have an immediate adverse impact on the book value of our equity.
      To partially address the impact of rising post-retirement benefit costs, we amended certain retiree medical plans in fiscal year 2004, to phase out current benefits by no later than fiscal year 2023, and to eliminate benefits for Medicare-eligible retirees beginning in January 2006.
      Three separate class action lawsuits were filed in the United States District Court for the Eastern District of Michigan against us as a result of these amendments. The lawsuits allege that the changes breach the terms of various collective bargaining agreements entered into with the United Auto Workers and the United Steel Workers at facilities that have either been closed or sold, and allege a companion claim restating these claims and seeking to bring them under the Employee Retirement Income Security Act of 1974. On December 22, 2005, the court issued an order granting a motion by the United Auto Workers for a preliminary injunction. The order enjoins us from implementing the changes to retiree health benefits that had been scheduled to become effective on January 1, 2006, and orders us to reinstate and resume paying the full cost of health benefits for the United Auto Workers retirees at the levels existing prior to the changes approved in 2002 and 2004.
      Due to the uncertainty related to the ongoing lawsuits and since the injunction has the impact of at least temporarily changing the benefits provided under the existing postretirement medical plans, we have accounted for the injunction as a partial rescission of the 2002 and 2004 plan amendments. We recalculated the accumulated postretirement benefit obligation, or APBO, as of December 22, 2005, which resulted in an increase in the APBO of $168 million. The increase in APBO will offset the remaining unamortized negative prior service cost of the 2002 and 2004 plan amendments and will increase retiree medical expense over the average remaining service period associated with the original plan amendments of approximately 10 years. In addition, the increase in APBO will result in higher interest cost, a component of retiree medical expense, of approximately $9 million. For accounting purposes, we began recording the impact of the injunction in March 2006, 90 days from the December 22, 2005 measurement date, which is consistent with the 90-day lag between our normal plan measurement date of June 30 and our fiscal year-end. The injunction did not have a significant impact on our results of operations for the six months ended March 31, 2006. We expect our retiree medical expense to increase by approximately $13 million in fiscal year 2006 and retiree medical benefit payments to increase by approximately $10 million in fiscal year 2006 compared to previous estimates included in our Annual Report on Form 10-K for the year ended September 30, 2005.
      Although we continue to believe we have meritorious defenses to these actions and plan to defend these suits vigorously, the ultimate outcome of these three class action lawsuits may result in future plan amendments. We cannot estimate the impact of any future plan amendments.
Risks Related To The Notes And Our Common Stock

The notes are unsecured and are subordinated to all of our existing and future secured indebtedness, and will be effectively subordinated to the liabilities of our subsidiaries that are not guarantors of the notes.
      The notes are our senior, unsecured obligations and rank equally in right of payment with our existing and future senior unsecured indebtedness, and junior to any of our existing and future secured indebtedness to the extent of the security therefor. Although the notes are guaranteed by certain of our subsidiaries, the notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries that are not guarantors of the notes. The indenture for the notes does not prohibit us or limit any of our subsidiaries from incurring any indebtedness or other liabilities. In the event of a bankruptcy, liquidation or dissolution of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us.

The value of our common stock may be adversely affected by market volatility.
      The trading price of our common stock may fluctuate significantly and may be influenced by many factors, including:

•	our operating and financial performance and prospects;

•	our ability to repay our debt;

•	the depth and liquidity of the market for our common stock;

•	investor perception of us and the industry and markets in which we operate;

•	the level of research coverage of our common stock;

•	changes in earnings estimates or buy/sell recommendations by analysts;

•	general financial, domestic, international, economic and other market conditions; and

•	judgments favorable or adverse to us.

      In addition, the price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes. In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.
      These factors, among others, could significantly depress the trading price of the notes and the price of any common stock issued upon conversion of the notes.

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.
      The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we incur operating losses;

•	limit our subsidiaries’ ability to incur secured indebtedness or indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur any indebtedness, including secured debt and any debt that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	except as described under “Description of the notes — Certain covenants”, restrict our ability to pledge or, except as described under “Description of the Notes — Consolidation, Merger and Sale of Assets”, restrict our ability to sell, our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

We may not have the ability to repurchase the notes for cash pursuant to their terms or to pay the amounts due upon conversion of the notes when required.
      In certain circumstances, you may require us to repurchase all or a portion of your notes for cash. In addition, upon conversion of the notes, we will be obligated to satisfy all or a substantial portion of our conversion obligation in cash. If you were to require us to repurchase your notes, including following a fundamental change, or at your option on March 1, 2016, 2018, 2020, 2022 or 2024, or if you were to convert your notes, we cannot assure you that we will be able to pay the amount required in cash. Our ability to repurchase the notes or to pay cash upon conversion of the notes is subject to our liquidity position at the time, and may be limited by law, by the indenture, and by indebtedness and agreements that we may enter into in the future which may replace, supplement or amend our existing or future debt. If we did not have sufficient cash to meet our obligations, while we could seek to obtain third-party financing to pay for any amounts due in cash upon such events, we cannot be sure that such third-party financing will be available on commercially reasonable terms, if at all. Our failure to repurchase the notes or make the required payments upon conversion would constitute an event of default under the indenture relating to the notes, which might constitute an event of default under the terms of our other indebtedness at that time.

You may not be able to convert your notes until March 1, 2024, and the value of the notes could be less than the value of the common stock underlying your notes.
      Until March 1, 2024 the notes are convertible only if specified conditions are met. These conditions may not be met. If these conditions for conversion are not met, you will not be able to convert your notes until March 1, 2024 and you may not be able to receive the value of common stock underlying your notes. See “Description of the notes — Conversion rights — Conditions for conversion”. In addition, the trading price of the notes could be substantially less than the conversion value of the notes.

Fluctuations in the price of our common stock may prevent you from being able to convert the notes and may impact the price of the notes and make them more difficult to resell.
      Your ability to convert the notes will be conditioned on the closing price of our common stock reaching a specified threshold or the occurrence of certain other events, such as a fundamental change. If the closing price threshold for conversion of the notes is satisfied during a calendar quarter, you may convert the notes only during the subsequent calendar quarter. If such closing price threshold is not satisfied and the other specified events that would permit you to convert your notes do not occur, you will not be able to convert your notes until March 1, 2024 and receive the cash and shares of our common stock, if any, issuable upon conversion.
      Because the notes will be convertible into cash based on the value of our common stock and shares of our common stock, if any, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes and could limit the value that you receive upon conversion of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

The increase in the conversion rate applicable to the notes that are converted in connection with make-whole fundamental changes may not adequately compensate you for the lost option time value of your notes as a result of that make-whole fundamental change.
      If certain make-whole fundamental changes occur before March 1, 2016, we will increase the conversion rate applicable to the notes that are converted in connection with such make-whole fundamental change. The amount of the increase depends on the date on which the make-whole fundamental change becomes effective and the price paid per share of our common stock in the transaction constituting the make-whole fundamental change or the price per share of our common stock immediately prior to such transaction (which we refer to as the “applicable price”), as the case may be. See “Description of the notes — Conversion rights — Adjustment to the conversion rate upon make-whole fundamental changes”. Although this adjustment to the conversion rate is designed to compensate you for the lost option value of your notes as a result of the make-whole fundamental change, the amount of the adjustment is only an approximation of such lost value and may not adequately compensate you for the loss. In addition, if (i) the relevant make-whole fundamental change occurs on or after March 1, 2016, (ii) the applicable price is less than $15.54 per share or greater than $65.00 per share (in each case, subject to adjustment), (iii) we elect, in the case of a “public acquiror fundamental change”, to change the conversion right in lieu of increasing the conversion rate, or (iv) the adjustment would lead to an increase in the conversion rate to more than 64.35 shares of our common stock (subject to adjustment), then no increase in the conversion rate will occur, or (in the case of clause (iv)) such increase will be limited.
      In addition, our obligation to increase the conversion rate in conjunction with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Your right to require us to repurchase your notes upon a fundamental change may not protect you upon the occurrence of certain events that might adversely affect our financial condition or business operations.
      The term “fundamental change” is limited to certain specified transactions and does not include other events that might adversely affect our financial condition or business operations. The provisions of the indenture which require us to repurchase notes tendered to us by holders of the notes upon the occurrence of such a fundamental change as described above would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

The conversion rate of the notes may not be adjusted for all dilutive events.
      The conversion rate of the notes will be subject to adjustment for certain events, including, among others, the issuance of stock dividends on our common stock, the issuance of rights or warrants to acquire shares of our common stock or securities convertible into shares of our common stock, subdivisions and combinations of our common stock, dividends of our capital stock, certain cash dividends and certain tender or exchange offers. The conversion rate will not be adjusted for other events, such as an issuance of shares of common stock for cash, that may adversely affect the trading price of the notes or our common stock. We cannot assure you that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.
      If you hold notes, you are not entitled to any rights with respect to our common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our restated articles of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

An active trading market for the notes may not develop, and you may not be able to sell your notes at attractive prices or at all.
      The notes are a new issue of securities for which there was no public market, and no active trading market might ever develop. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of shares of our common stock, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.
      We have no plans to list the notes on a securities exchange. We were advised by the initial purchasers that they intended to make a market in the notes. However, the initial purchasers are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the initial purchasers cease to act as market makers for the notes, we cannot assure you that another firm or person will make a market in the notes.
      The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

An adverse credit rating of the notes may cause their trading prices to fall.
      If a credit rating agency rates the notes, it may assign a rating that is lower than investors’ expectations. Credit rating agencies also may lower ratings on the notes in the future. If a credit rating agency assigns a lower-than-expected rating or reduces, or indicates that it may reduce, its rating in the future, the trading price of the notes could significantly decline. See “— Risks Related to Our Business — Our ability to access the capital markets, and our cost of capital, depends in part on our credit ratings”.

Future sales or issuances of common stock or the issuance of securities senior to our common stock may depress the trading price of our common stock and the notes.
      Any future issuance of equity securities by us, including the issuance of shares upon conversion of the notes, could dilute the interests of our existing stockholders, including holders who have received shares upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of warrants or options, or upon conversion of preferred stock or debentures, if any, or for other reasons. As of April 30, 2006, there were outstanding options to acquire approximately 4.8 million shares of our common stock.

Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion rights.
      The conversion value that you will receive on conversion of your notes will in part be determined by the volume weighted average price of our common stock for a 10 trading day period following conversion. Accordingly, if the price of our common stock decreases after you tender your notes for conversion, the conversion value you will receive may be adversely affected, and if the price at the end of such period is below the average, the value of any shares delivered may be less than the conversion value. See “Description of the notes — Conversion rights”.

Provisions in our organizational documents and rights agreement and Indiana law may make it difficult for someone to acquire control of us.
      We have established certain anti-takeover measures that may affect our common stock and the notes. Our restated articles of incorporation, our by-laws, our rights agreement with The Bank of New York (as successor to Equiserve Trust Company, N.A.) as rights agent, dated as of July 2, 2000, and the Indiana Business Corporation Law contain several provisions that would make more difficult an acquisition of control of us in a transaction not approved by our board of directors. These provisions include:

•	the division of our board of directors into three classes to be elected on a staggered basis, one class each year;

•	the ability of our board of directors to issue shares of our preferred stock in one or more series without further authorization of our shareholders;

•	a requirement that any action by written consent of shareholders be unanimous;

•	a requirement that shareholders provide advance notice of any shareholder nominations of directors or any proposal of new business to be considered at any meeting of shareholders;

•	a requirement that a supermajority vote be obtained to remove a director for cause or to amend or repeal certain provisions of our restated articles of incorporation or by-laws;

•	elimination of the right of shareholders to call a special meeting of shareholders; and

•	a fair price provision.
      Our rights agreement gives our shareholders certain rights that would substantially increase the cost of acquiring us in a transaction not approved by our board of directors.

The repurchase rights and the increased conversion rate triggered by a make-whole fundamental change could discourage a potential acquiror.
      The repurchase rights in the notes triggered by a fundamental change, as described under the heading “Description of the notes — Holders may require us to repurchase their notes upon a fundamental change”, and the increased conversion rate triggered by a make-whole fundamental change, as described under the heading “Description of the notes — Conversion rights — Adjustment to the conversion rate upon makewhole fundamental changes”, could discourage a potential acquiror.

You may be deemed to receive a constructive distribution taxable to you, regardless of whether you convert the notes into our common shares.
      The conversion rate of the notes is subject to adjustment under certain circumstances. Certain adjustments to (or the failure to make such adjustments to) the conversion rate of the notes may result in a taxable constructive distribution to you, regardless of whether you ever convert the notes into cash or shares of our common stock, if any. For example, an increase in the conversion rate as a result of the payment of a cash dividend or cash distribution to our shareholders will result in a constructive distribution to you. This constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules under the Internal Revenue Code of 1986, as amended, or the Code, governing corporate distributions. See “Material U.S. federal tax considerations — U.S. holders — Constructive Distributions” and “— Non-U.S. holders — Dividends and Constructive Dividends”.
FORWARD-LOOKING STATEMENTS
      This prospectus and the documents that we incorporate by reference may contain statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe”, “expect”, “anticipate”, “estimate”, “should”, “are likely to be”, “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to:

•	global economic and market cycles and conditions;

•	the demand for commercial, specialty and light vehicles for which we supply products;

•	risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression);

•	the availability and cost of raw materials, including steel;

•	OEM program delays;

•	demand for and market acceptance of new and existing products;

•	successful development of new products;

•	reliance on major OEM customers;

•	labor relations of ours, our suppliers and our customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages;

•	the financial condition of our suppliers and customers, including potential bankruptcies;

•	possible adverse effects of any future suspension of normal trade credit terms by our suppliers;

•	potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings;

•	successful integration of acquired or merged businesses;

•	the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions;

•	success and timing of potential divestitures;

•	potential impairment of long-lived assets, including goodwill;

•	competitive product and pricing pressures;

•	the amount of our debt;

•	our ability to continue to comply with covenants in our financing agreements;

•	our ability to access capital markets;

•	the credit ratings of our debt;

•	the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters;

•	rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules;
as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our other filings with the SEC. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
USE OF PROCEEDS
      We will not receive any of the proceeds from the sale by any selling securityholder of the notes or common stock issuable upon conversion of the notes. All proceeds will be for the accounts of the selling securityholders, as described in the section below entitled “Selling Securityholders” and “Plan of Distribution”.
PRICE RANGE OF COMMON STOCK
      Our common stock is quoted on the New York Stock Exchange under the symbol “ARM”. The following table lists the high and low per share sale prices of our common stock as reported on the New York Stock Exchange for the periods indicated.

	High	Low

Fiscal year ended October 3, 2004:
First quarter	$23.97	$16.45
Second quarter	$26.24	$18.48
Third quarter	$22.10	$17.58
Fourth quarter	$20.32	$18.03
Fiscal year ended October 2, 2005:
First quarter	$22.83	$16.25
Second quarter	$22.62	$15.15
Third quarter	$19.92	$11.74
Fourth quarter	$20.22	$15.70
Fiscal year ending October 1, 2006:
First quarter	$17.28	$12.67
Second quarter	$17.68	$13.21
Third quarter (through May 22, 2006)	$17.90	$14.52

      On May 22, 2006 the last sale price of our common stock as reported on the New York Stock Exchange was $15.80 per share.
DIVIDEND POLICY
      We paid quarterly cash dividends of $0.10 per share on our common stock in each quarter of the last three fiscal years and in each of the fiscal quarters ended January 1, 2006 and April 2, 2006. The declaration and payment of dividends on our common stock is subject to the discretion of our board of directors.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.

						Six Months
	Fiscal Year Ended September 30,					Ended
						March 31,
	2001	2002	2003	2004	2005	2006

Ratio of earnings to fixed charges	1.18	2.53	2.41	2.41	1.48	1.63
      For purposes of this table: “Earnings” are defined as pre-tax income from continuing operations adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest. “Fixed charges” are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.
DESCRIPTION OF THE NOTES
      We issued the notes under an indenture, dated as of March 7, 2006, between us and BNY Midwest Trust Company, as trustee. The following summary of the terms of the notes, the indenture and the registration rights agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes, the indenture and the registration rights agreement. The indenture and the registration rights agreement are filed as exhibits to the registration statement of which this prospectus is a part. We will provide copies of the indenture and the registration rights agreement to you upon request, and they are also available for inspection at the office of the trustee. Those documents, and not this description, define your legal rights as a holder of the notes.
      For purposes of this summary, the terms “ArvinMeritor”, “we”, “us” and “our” refer only to ArvinMeritor, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes “additional interest” and references to dollars mean U.S. dollars.
General
      The notes:

•	are limited to $300,000,000 aggregate principal amount;

•	pay cash interest at a rate of 4.625% per annum, from March 7, 2006 through March 1, 2016; interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2006, to holders of record at the close of business on the preceding February 15 and August 15, respectively, through March 1, 2016;

•	will not pay cash interest after March 1, 2016; after March 1, 2016, the principal amount of the notes will be subject to accretion at a rate that provides holders with an aggregate annual yield to maturity of 4.625% (computed on a semi-annual bond equivalent yield basis);

•	will pay additional interest in cash if we fail to comply with obligations as described under “— Registration Rights”;

•	are issued in denominations of $1,000 initial principal amount and integral multiples of $1,000 initial principal amount in excess thereof without coupons;

•	are guaranteed by certain of our subsidiaries;

•	are senior unsecured obligations of ArvinMeritor; the notes rank equally in right of payment with our existing and future senior unsecured indebtedness, and junior to any of our existing and future secured indebtedness to the extent of the security therefor; as indebtedness of ArvinMeritor, the notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries that are not guarantors of the notes;

•	are convertible upon the occurrence of certain events, into the consideration described below under “— Conversion rights — Payment upon conversion” at an initial conversion rate equivalent to 47.6667 shares of our common stock per $1,000 initial principal amount of notes (which represents an initial conversion price of approximately $20.98 per share), subject to adjustments, as described under “— Conversion rights” and with no change in the conversion rate for any accretion of the principal amount of the notes on or after March 1, 2016;

•	are redeemable, in whole or in part, by us at any time on or after March 1, 2016, at a redemption price in cash equal to 100% of the accreted principal amount of the notes we redeem, plus accrued and unpaid interest to, but excluding, the redemption date, as described under “— Redemption of notes at our option”;

•	are subject to purchase by us at the option of the holder on each of March 1, 2016, March 1, 2018, March 1, 2020, March 1, 2022 and March 1, 2024, at a purchase price in cash equal to 100% of the accreted principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the purchase date, as described under “— Purchase of notes by us at the option of the holder”;

•	are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “— Holders may require us to repurchase their notes upon a fundamental change”, at a repurchase price in cash equal to 100% of the accreted principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	are treated as issued to holders with original issue discount for U.S. federal income tax purposes. See “Material U.S. federal tax considerations — U.S. holders — Accrual of Interest”; and

•	mature on March 1, 2026, unless previously redeemed, purchased or repurchased by us or converted.
      All cash payments on the notes will be made in U.S. dollars.
      We issued the notes as global securities in book-entry form. We will make payments in respect of notes in book-entry form by wire transfer of immediately available funds to the accounts specified by holders of the notes. For a note that has been subsequently issued in certificated form, we will mail a check to the holder’s registered address.
      You may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.
      The notes are our senior unsecured obligations and rank equally with all of our existing and future senior unsecured indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the security therefor. Although the notes are guaranteed by certain of our subsidiaries (the “guarantors”), the notes are effectively subordinated to the indebtedness and other liabilities of our other subsidiaries that are not guarantors.
      As of March 31, 2006, we had approximately $725 million of outstanding indebtedness that would rank equally with the notes, including our 6.625% notes due 2007, 6.75% notes due 2008, 6.8% notes due 2009, 7.125% notes due 2009, 8.75% notes due 2012 and 8.125% notes due 2015, all of which are guaranteed by the guarantors.
      We have a four year, $900 million revolving credit facility that matures in July 2008, our obligations under which are guaranteed by the guarantors. We also have a $250 million accounts receivable securitization arrangement. As of March 31, 2006, we had approximately $39 million of indebtedness that would rank junior to the notes, which consisted of indebtedness under our 9.5% junior subordinated debentures. For additional information, please see Note 14 in the Notes to Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended April 2, 2006.
      We do not provide a sinking fund for the notes. The indenture does not contain any financial covenants, including financial covenants that limit our ability to incur additional indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “— Conversion rights — Adjustment to the conversion rate upon make-whole fundamental changes”, “— Holders may require us to repurchase their notes upon a fundamental change” and “— Consolidation, merger and sale of assets”. The indenture contains covenants prohibiting us, in certain limited events, from (i) creating, incurring, assuming or suffering to exist any secured debt (as defined in the indenture) without equally and ratably securing the outstanding notes or (ii) entering into certain sale and lease-back transactions.
      If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.
Interest Payments
      We will pay cash interest on the notes at a rate of 4.625% per annum, from March 7, 2006 through March 1, 2016, payable semi-annually in arrears on each March 1 and September 1 of each year, beginning on September 1, 2006. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding February 15 and August 15, respectively. Interest will accrue on the notes from and including March 7, 2006 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date. We will not pay cash interest on the notes after March 1, 2016. We will pay interest on the notes on the basis of a 360-day year of twelve 30-day months.
      If a holder surrenders a note for conversion after the close of business on the record date for the payment of an installment of interest and before the related interest payment date, then, despite the conversion, we will, on the interest payment date, pay the interest due with respect to the note to the person who was the record holder of the note at the close of business on the record date. Such notes, upon surrender to us for conversion, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such interest payment need be made to us (i) if we have specified a redemption date that is after a record date but on or prior to the next interest payment date, (ii) if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
      For a description of when and to whom we must pay additional interest, if any, see “— Registration rights”.

Accretion
      Commencing on March 1, 2016, the principal amount of the notes will be subject to accretion at a rate that provides holders with an aggregate annual yield to maturity of 4.625% (computed on a semiannual bond equivalent yield basis). When we refer in this description of the notes to the “accreted principal amount” of notes, we mean the initial principal amount of $1,000 at any time on or prior to March 1, 2016 and the principal amount as adjusted upwards for accretion at any time after March 1, 2016.
      The following table sets forth the accreted principal amounts of the notes during the period from March 1, 2016 through the maturity date:

Accreted
Principal
Accretion Date	Amount

March 1, 2016	$1,000.00
September 1, 2016	$1,023.13
March 1, 2017	$1,046.78
September 1, 2017	$1,070.99
March 1, 2018	$1,095.76
September 1, 2018	$1,121.10
March 1, 2019	$1,147.02
September 1, 2019	$1,173.55
March 1, 2020	$1,200.69
September 1, 2020	$1,228.45
March 1, 2021	$1,256.86
September 1, 2021	$1,285.93
March 1, 2022	$1,315.66
September 1, 2022	$1,346.09
March 1, 2023	$1,377.22
September 1, 2023	$1,409.06
March 1, 2024	$1,441.65
September 1, 2024	$1,474.99
March 1, 2025	$1,509.09
September 1, 2025	$1,543.99
March 1, 2026	$1,579.70
      The accreted principal amount of a note between the dates listed above will include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table.
Guarantees
      Each of our subsidiaries guaranteeing our $900 million revolving credit facility guarantees the notes. These guarantees will remain in effect until the earlier to occur of payment in full of the notes or termination or release of the guarantees under our revolving credit facility. The guarantees by our subsidiaries rank equally with existing and future unsecured senior debt of such subsidiaries. The guarantees by our subsidiaries are effectively subordinated to all of the existing and future secured debt of such subsidiaries, to the extent of the value of the assets securing such debt.

Conversion Rights

General
      Subject to the conditions and during the periods described below, holders may convert any of their notes, in whole or in part, prior to the close of business on the business day immediately preceding the final maturity date of the notes, into cash and shares of our common stock, if any, as described below under “— Payment upon conversion”, at an initial conversion rate equivalent to 47.6667 shares of common stock per $1,000 initial principal amount of notes (and with no change in the conversion rate for any accretion of principal amount of the notes on or after March 1, 2016), subject to adjustment as described below, which represents an initial conversion price of approximately $20.98 per share.
      The “applicable conversion price” at any given time is equal to the accreted principal amount of a note divided by the applicable conversion rate. Because we will not adjust the conversion rate to account for any accretion in the principal amount of the notes, the applicable conversion price will increase upon any accretion to the principal amount of the notes. A holder may convert notes in part so long as such part is $1,000 initial principal amount or an integral multiple of $1,000. A holder that converts notes in connection with certain transactions or events that occur before March 1, 2016 will be entitled to an increase in the conversion rate as described under “— Adjustment to the conversion rate upon make-whole fundamental changes”. We will not issue fractional shares of common stock upon conversion of the notes and instead will pay a cash adjustment for fractional shares based on the ten trading day volume weighted average price per share of our common stock described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest or to account for any accretion in the principal amount of the notes.
      In certain circumstances, holders must pay interest upon conversion between a record date and interest payment date. See “— Interest payments”.
      In the event of:

•	a taxable distribution to holders of common stock which results in an adjustment to the conversion rate; or

•	an increase in the conversion rate at our discretion,
the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our stockholders. See “Material U.S. federal tax considerations — U.S. holders — Possible Effect of the Adjustment to Conversion Rate or Conversion of the Notes into Shares of a Public Acquiror Upon a Fundamental Change”.

Conversion procedures
      To convert interests in a global note, the holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s then applicable conversion program procedures. To convert a certificated note, the holder must:

•	complete and manually sign the conversion notice on the back of the note (or a facsimile thereof);

•	deliver the completed conversion notice and the note to be converted to the specified office of the conversion agent;

•	pay all funds required, if any, relating to interest on the note to be converted, as described in the second paragraph under “— Interest payments”; and

•	pay all taxes or duties, if any, as described in the third paragraph below.

      The conversion date will be the date on which all of the foregoing requirements have been satisfied. The notes will be deemed to have been converted immediately before the close of business on the conversion date. Delivery of shares of common stock, if any, will be accomplished by delivery to the conversion agent of certificates for the required number of shares, other than in the case of holders of notes in book entry form with DTC, which shares shall be delivered in accordance with DTC’s customary practices. A holder receiving shares of common stock upon conversion will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the close of business on the date on which we deliver such shares of common stock, if any, to that holder.
      If a holder exercises its right to require us to purchase its notes as described under “— Purchase of notes by us at the option of the holder” or “— Holders may require us to repurchase their notes upon a fundamental change”, such holder may convert its notes as provided above only if it withdraws its applicable purchase notice and converts its notes before the close of business on the business day immediately preceding the applicable purchase date or fundamental change repurchase date, as the case may be.
      Holders of notes are not required to pay any transfer taxes or duties relating to the issuance or delivery of our common stock, if any, upon exercise of conversion rights, but they are required to pay any transfer tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such common stock in a name other than the name of the holder of the note. Certificates representing shares of our common stock, if any, will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

Payment upon conversion
      Subject to certain exceptions described below under “— Conditions for conversion — Conversion upon the occurrence of certain corporate transactions” and “— Conditions for conversion — Conversion upon the occurrence of a fundamental change”, once notes are tendered for conversion, holders tendering the notes will be entitled to receive, per $1,000 initial principal amount of the notes (whether or not the principal amount thereof has accreted), cash and, if applicable, shares of our common stock, the aggregate value of which (the “conversion value”) will be equal to the product of (1) the conversion rate in effect on the conversion date, and (2) the average of the daily volume weighted average price of our common stock for each of the ten consecutive trading days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the third trading day immediately following the day the notes are tendered for conversion (the “ten day average price”).
      The “volume weighted average price” per share of our common stock on any trading day will be the volume weighted average price on The New York Stock Exchange or, if our common stock is not listed on The New York Stock Exchange, on the Nasdaq or on the principal exchange or over-the-counter market on which our common stock is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day as displayed on Bloomberg Page “ARM <Equity> AQR” (or any successor thereto), or if such volume weighted average price is not available, then the “volume weighted average price” will be the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.
      Subject to certain exceptions described under “— Conditions for conversion — Conversion upon the occurrence of certain corporate transactions” and “— Conditions for conversion — Conversion upon the occurrence of a fundamental change”, we will deliver the conversion value of the notes surrendered for conversion to converting holders as follows:

•	an amount in cash (the “principal return”) equal to the lesser of (a) the conversion value of the notes to be converted and (b) the accreted principal amount of the notes to be converted;

•	if the conversion value of the notes to be converted is greater than the accreted principal amount of such notes, at our election, (a) cash equal to the difference between the conversion value of the notes to be converted and the accreted principal amount of such notes (such difference, the “net share amount” for such conversion), (b) a number of whole shares of our common stock (the “net shares”) equal to the net share amount, divided by the ten day average price or (c) a combination thereof; and

•	an amount in cash in lieu of any fractional shares of common stock.

      If we choose to satisfy any portion of the net share amount for any conversion in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the net share amount or as a fixed dollar amount (any such fixed dollar amount, the “specified cash amount”)) at any time on or before the date that is two trading days following receipt of your notice of conversion.
      If the conversion value of the notes to be converted is greater than the accreted principal amount of such notes and:

(1) we elect to deliver solely shares of our common stock to satisfy the net share amount for any conversion, the number of net shares to be delivered will be determined by dividing such portion of the net share amount for such conversion by the ten day average price of our common stock;

(2) we elect to pay solely cash to satisfy the net share amount for any conversion, in addition to the principal return, we will pay cash to converting holders in an amount equal to the net share amount for such conversion; and

(3) we elect to satisfy some but not all of the net share amount for any conversion in cash, (a) we will pay to converting holders cash in an amount equal to the lesser of (x) the net share amount for such conversion and (y) the specified cash amount, and (b) we will deliver to converting holders a number of shares of our common stock equal to the greater of (i) zero and (ii) (A) the net share amount for such conversion, minus the specified cash amount, divided by (B) the ten day average price of our common stock.
      Any cash payment for fractional shares also will be based on the ten day average price of our common stock.
      The conversion value, principal return, net share amount (if applicable), the number of shares of our common stock, if any, due upon conversion and the aggregate amount of cash payable in connection with any conversion will be determined by us at the end of the ten consecutive trading day period beginning on the third trading day immediately following the day the notes are tendered for conversion (the “determination date”). We will pay any cash due upon conversion (including the principal return, any cash in respect of the net share amount and cash in lieu of fractional shares) and deliver the shares of our common stock, if any, due upon conversion as promptly as practicable after the determination date, but in no event later than three business days thereafter.
      Because the amount of cash, and the number of shares of our common stock, if any, that we deliver upon conversion will be calculated based on the average volume weighted average price of our common stock over a ten trading-day period beginning on the third trading day immediately following the date the notes are tendered for conversion, holders of notes bear the market risk that our common stock will decline in value between the conversion date and the day we deliver cash and shares of our common stock, if any, upon conversion.
      “Trading day” for any security means (x) if the applicable security is listed or admitted for trading on The New York Stock Exchange or another national or regional securities exchange, a day on which The New York Stock Exchange or such other national or regional securities exchange is open for business, or (y) if the applicable security is quoted on Nasdaq at a time when the Nasdaq is not a U.S. national securities exchange, a day on which trades may be made thereon, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      Delivery of the principal return, cash in respect of the net share amount, if any, the shares of our common stock, if any, due upon conversion and cash in lieu of fractional shares, if any, upon conversion of the notes will be deemed to satisfy our obligation to pay the accreted principal amount of such notes. As a result, accrued but unpaid interest, if any, and accretion of principal, if any, to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of any cash or shares of our common stock upon conversion, see “Material U.S. federal tax considerations”.

Conditions for conversion
      The notes will become convertible only in certain circumstances, which we describe below. If the notes become convertible, we will provide written notice to each holder and to the conversion agent for the benefit of the holders, and we will publicly announce, that the notes have become convertible, stating:

•	the event causing the notes to become convertible;

•	the time period during which the notes will be convertible as a result of that event;

•	whether an adjustment to the conversion rate, as described under “— Adjustment to the conversion rate upon make-whole fundamental changes” will take effect in connection with that event or whether we have elected to change the conversion right, as described under “— Adjustment to the conversion rate upon make-whole fundamental changes — Conversion after a public acquiror fundamental change”; and

•	the procedures holders must follow to convert their notes, including the name and address of the conversion agent.
      We will make this public announcement as soon as practicable.
      Holders may surrender their notes for conversion prior to the close of business on the business day immediately preceding the maturity date or earlier redemption, purchase or repurchase only in the following circumstances:

Conversion based on price of common stock
      Prior to March 1, 2024 or earlier redemption, purchase, or repurchase, holders may surrender their notes for conversion during any calendar quarter (and only during that calendar quarter) after the calendar quarter ending June 30, 2006, if the “closing sale price” of our common stock for each of 20 or more trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter. We will make appropriate adjustments, in good faith, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex date” of the event occurs, during that 30 consecutive trading day period.
      The “closing sale price” of our common stock on any date means, as determined by us, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is listed for trading or quoted or, if our common stock is not listed for trading or quoted on a U.S. national or regional securities exchange and the Nasdaq Market is not a U.S. national securities exchange, as reported by the Nasdaq Market. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq Market (at a time when the Nasdaq Market is not a U.S. national securities exchange) on the relevant date, the “closing sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
      Because we will not adjust the conversion rate to account for any accretion in the principal amount of the notes, the applicable conversion price will increase upon any accretion to the principal amount of the notes.

Conversion upon satisfaction of the trading price condition
      Prior to March 1, 2024 or earlier redemption, purchase or repurchase, holders may surrender their notes for conversion during the five business day period after any five consecutive trading day period, or the note measurement period, in which the average trading price per $1,000 initial principal amount of notes over the note measurement period, as determined following a request by a holder of notes in accordance with the procedures described below, was equal to or less than 97% of the average conversion value of the notes during the note measurement period. We refer to this condition as the “trading price condition”.
      For purposes of the trading price condition, the “conversion value” per $1,000 initial principal amount of notes on a trading day is the product of the closing sale price per share of our common stock and the conversion rate of the notes in effect on that trading day.
      Except as described below, the “trading price” of the notes on any day means the average secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 initial principal amount of notes at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers we select. However, if the bid solicitation agent can reasonably obtain only two such bids, then the average of the two bids will be used instead, and if the bid solicitation agent can reasonably obtain only one such bid, then that one bid will be used. Even still, if on a given day:

•	the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 initial principal amount of notes from one of the independent nationally recognized securities dealers; or

•	in our reasonable, good faith judgment, the bid quotation or quotations that the bid solicitation agent has obtained are not indicative of the secondary market value of the notes, then the trading price per $1,000 initial principal amount of notes will be deemed to be equal to 97% of the product of the closing sale price of our common stock on that day and the conversion rate then in effect.
      The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 initial principal amount of notes would be equal to or less than 97% of the conversion value of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next five trading days and on each following trading day until the trading price condition is no longer satisfied.

Conversion based on redemption
      Prior to March 1, 2024, if we call a note for redemption, the holder of that note may surrender it for conversion at any time before the close of business on the business day immediately preceding the redemption date.

Conversion upon the occurrence of certain corporate transactions
      If, prior to March 1, 2024, we elect to:

•	distribute to all holders of our common stock rights, warrants or options entitling them, for a period expiring within 60 days of the record date for such distribution, to purchase or subscribe for shares of our common stock at a price less than the “current market price” of our common stock on the declaration date for such distribution; or

•	distribute to all holders of our common stock, assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the day preceding the declaration date for such distribution;

we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date (or, in the case of a “spin-off” (as such term is defined below under “— Adjustments to the conversion rate”), the sixteenth trading day immediately following, and including, the ex-dividend date for such spin-off) or any announcement by us that such distribution will not take place, even if the notes are not otherwise convertible at such time. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The ex-dividend date is the first date on which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.
      In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities or other property, a holder may surrender its notes for conversion at any time from and after the date that is 15 business days prior to the anticipated effective date of the transaction until 15 business days after the actual effective date of such transaction, unless the transaction occurs prior to March 1, 2016 and also constitutes a “make-whole fundamental change” (as such term is defined in the second immediately succeeding paragraph), in which case the notes will be convertible as described in such paragraph. We must give notice to all record holders and to the trustee at least 15 business days prior to the anticipated effective date of any such transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property (regardless of whether the transaction constitutes a change in control), then after the effective date of the transaction, the conversion value and the net share amount, as defined above, will be calculated with respect to the kind and amount of cash, securities or other property that a holder would have received in such transaction if such holder had owned a number of shares of our common stock equal to the conversion rate and the net shares, if any, will be paid in the kind and amount of such cash, securities or other property. If the transaction also constitutes a fundamental change, as defined below under “— Holders may require us to repurchase their notes upon a fundamental change”, the holder can require us to repurchase all or a portion of its notes as described thereunder.

Conversion upon the occurrence of a fundamental change
      We must give notice to all record holders and to the trustee at least 15 business days prior to the anticipated effective date of any “fundamental change” (in the case of the third bullet in the definition of “change of control”, on or prior to March 1, 2016, without regard to the exception set forth in the first sub-bullet under such third bullet relating to entitlement to exercise 50% or more of the total voting power of the surviving or continuing corporation’s voting stock) occurring prior to the maturity date. Prior to March 1, 2024, you may surrender your notes for conversion at any time during the period from the effective date of any such transaction or event to the close of business on the business day immediately preceding the fundamental change repurchase date corresponding to such fundamental change (or, in the case of a make-whole fundamental change that does not constitute a fundamental change solely by virtue of the first sub-bullet under the third bullet of the definition of change in control relating to beneficial ownership of the surviving or continuing corporation’s voting stock, 40 calendar days after the date on which such make-whole fundamental change is effective).
      If you convert your notes in connection with any “fundamental change” described under the second bullet or the third bullet point (in the case of the third bullet, without regard to the exception set forth in the first sub-bullet under such third bullet relating to entitlement to exercise 50% or more of the total voting power of the surviving or continuing corporation’s voting stock) of the definition of “change in control” under “— Holders may require us to repurchase their notes upon a fundamental change” occurring prior to March 1, 2016, we will increase the conversion rate by an additional number of shares as described below under “— Adjustment to the conversion rate upon make-whole fundamental changes — Increase in the conversion rate”. We refer to such a transaction or event as a “make-whole fundamental change”. If such make-whole fundamental change also constitutes a “public acquiror fundamental change”, then we may, in certain circumstances, elect to change the conversion right in the manner described under “— Adjustment to the conversion rate upon make-whole fundamental changes — Conversions after a public acquiror fundamental change” in lieu of increasing the conversion rate as described in the preceding sentence. Following the effective date of a makewhole fundamental change, the conversion value and the net share amount will be calculated with respect to the kind and amount of cash, securities or other property that a holder would have received in such make-whole fundamental change if such holder had owned a number of shares of our common stock equal to the conversion rate and the net share amount will be paid in the kind and amount of such cash, securities or other property.

Conversion on or after March 1, 2024
      Holders may surrender their notes for conversion at any time on or after March 1, 2024.

Adjustments to the conversion rate
      Subject to the terms of the indenture, we will adjust the conversion rate for:

(1) dividends or distributions on our common stock payable in shares of our common stock;

(2) subdivisions, combinations or certain reclassifications of our common stock;

(3) distributions to all holders of our common stock of rights, warrants or options entitling them, for a period expiring within 60 days of the record date for such distribution, to purchase or subscribe for shares of our common stock at a price per share that is less than the “current market price” of our common stock on the declaration date for such distribution;

(4) dividends or other distributions to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of indebtedness or other assets (other than cash dividends or distributions) or the dividend or distribution to all holders of our common stock of certain rights or warrants (other than those covered in clause (3) above or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for our securities;

In the event that we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales price of those securities for the ten trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such distribution on The New York Stock Exchange, Nasdaq National Market or such other principal national or regional exchange, market or quotation system on which the securities are then listed or quoted;

(5) distributions consisting exclusively of cash to all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up or any quarterly cash dividend on our common stock to the extent that the aggregate cash dividend per share of our common stock in any quarter does not exceed $0.10) ($0.10 being the “dividend threshold amount”); the dividend threshold amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate under this clause (5);

(6) distributions of cash or other consideration to all holders of our common stock by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, to the extent such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the closing sale price of our common stock on the first trading day after expiration of the tender offer or exchange offer.

      If an adjustment to the conversion rate is required pursuant to paragraph (5) above, then the conversion rate shall be increased so that it equals the rate determined by multiplying the conversion rate in effect on the ex-dividend date with respect to the cash distribution by a fraction, (1) the numerator of which will be the current market price of our common stock minus the dividend threshold amount; and (2) the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution; provided that if an adjustment is required to be made under this clause as a result of a distribution that is not a quarterly dividend, the dividend threshold amount will be deemed to be zero.
      “Current market price” per share of our common stock on a date of determination generally means the average of the closing sale prices per share of our common stock for the ten consecutive trading days ending on the earlier of the day of determination and the day immediately preceding the ex date with respect to the distribution requiring such computation. We will make adjustments to the current market price in accordance with the indenture to account for the occurrence of certain events during the ten consecutive trading day period.
      If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.
      The indenture does not require us to adjust the conversion rate for any of the transactions described in paragraphs (1) through (6) above if we make provision for holders of notes to participate in the transaction without conversion as if such noteholder held a number of shares equal to the conversion rate on the record date or effective date, as the case may be, for such transaction.
      We will not adjust the conversion rate unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. In addition, at the end of each fiscal year, beginning with the fiscal year ending on September 30, 2006, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward and taken into account in any subsequent adjustment.
      To the extent permitted by law and the continued listing requirements of The New York Stock Exchange, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 days or any longer period required by law, so long as the increase is irrevocable during that period and we determine that the increase is in our best interests. We will mail a notice of the increase to holders at least 15 days before the day the increase commences. In addition, we may also increase the conversion rate as we determine to be advisable in order to avoid taxes to recipients of certain distributions.
      To the extent that the rights agreement, dated as of July 3, 2000, between us and The Bank of New York (successor to EquiServe Trust Company, N.A.), as rights agent, or any future rights plan adopted by us, is in effect upon conversion of the notes, you will receive, in addition to any common stock issuable upon conversion, the rights under such rights plan, unless the rights have separated from our common stock (but no person has become an “Acquiring Person” as defined in our current rights agreement, or no comparable event has occurred under a future rights agreement adopted by us) at the time of conversion and such rights plan does not provide for the issuance upon conversion of the notes of a number of rights equal to the number of rights that a holder of a number of shares of common stock equal to the applicable conversion rate would have received upon such separation, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other property or certain rights or warrants as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. However, if the rights have separated and a person has become an “Acquiring Person” as defined in our current rights agreement (or a comparable event has occurred under a future rights agreement adopted by us) the conversion rate will be adjusted at the time such person becomes an Acquiring Person as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other property or certain rights or warrants as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Adjustment to the conversion rate upon make-whole fundamental changes

General
      If a make-whole fundamental change occurs prior to March 1, 2016, then we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of such make-whole fundamental change until, and including, the close of business on the business day immediately preceding the fundamental change repurchase date (or, in the case of a make-whole fundamental change that does not constitute a fundamental change solely by virtue of the first sub-bullet under the third bullet of the definition of change in control relating to beneficial ownership of the surviving or continuing corporation’s voting stock 40 business days after the date on which such make-whole fundamental change is effective) corresponding to such make-whole fundamental change. However, if the make-whole fundamental change is also a “public acquiror fundamental change”, as described below, then, in lieu of increasing the conversion rate as described above, we may elect to change the conversion right in the manner described under “— Conversion after a public acquiror fundamental change”.
      We will mail to holders at their addresses appearing in the security register, and publish on our web site, and we will publicly announce through a reputable national newswire service, notice of the occurrence of a make-whole fundamental change. We must make this mailing, publication and announcement within five business days after the make-whole fundamental change has occurred. We must also state, in the notice, announcement and publication, whether we have made the election referred to in “— Conversion after a public acquiror fundamental change” to change the conversion right in lieu of increasing the conversion rate.

Increase in the conversion rate
      In connection with a make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date”, and the “applicable price”. In the case of a make-whole fundamental change described under the third bullet point of the definition of “change in control”, if the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of our common stock in the make-whole fundamental change. Otherwise, the “applicable price” will be the average of the closing sale prices per share of our common stock for the five consecutive trading days immediately preceding the effective date of the relevant make-whole fundamental change. We will make appropriate adjustments, in good faith, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during those five consecutive trading days.
      The following table sets forth the number of additional shares per $1,000 initial principal amount of notes that will be added to the conversion rate applicable to notes surrendered for conversion during the period specified above in relation to a make-whole fundamental change. If an event occurs that requires an adjustment to the conversion rate (other than an adjustment pursuant to the provisions relating to increases in the conversion rate in connection with a make-whole fundamental change), we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	the numerator of which is the conversion rate in effect immediately before the adjustment; and

•	the denominator of which is the adjusted conversion rate.
      In addition, we will adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “— Adjustments to the conversion rate” above.

	Effective Date

	March 1,	March 1,	March 1,	March 1,	March 1,	March 1,	March 1,	March 1,	March 1,	March 1,	March 1,
Applicable price	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016

$15.54	16.74	18.27	18.23	18.14	18.05	17.93	17.75	17.52	17.24	17.00	0.00
$17.50	13.78	15.05	14.90	14.70	14.46	14.16	13.75	13.22	12.49	11.44	0.00
$20.00	11.06	12.09	11.87	11.59	11.25	10.82	10.26	9.52	8.50	6.91	0.00
$22.50	9.10	9.96	9.71	9.39	9.01	8.53	7.91	7.10	5.99	4.27	0.00
$25.00	7.64	8.39	8.12	7.79	7.40	6.91	6.28	5.48	4.39	2.78	0.00
$27.50	6.52	7.18	6.92	6.59	6.20	5.72	5.12	4.35	3.34	1.94	0.00
$30.00	5.64	6.23	5.98	5.67	5.29	4.84	4.27	3.56	2.65	1.48	0.00
$32.50	4.94	5.47	5.23	4.94	4.59	4.16	3.63	2.99	2.18	1.20	0.00
$35.00	4.36	4.86	4.63	4.35	4.02	3.63	3.14	2.56	1.85	1.04	0.00
$37.50	3.88	4.34	4.13	3.87	3.57	3.20	2.76	2.23	1.61	0.93	0.00
$40.00	3.48	3.91	3.71	3.47	3.19	2.86	2.46	1.98	1.43	0.84	0.00
$42.50	3.14	3.55	3.36	3.14	2.88	2.57	2.21	1.78	1.29	0.78	0.00
$45.00	2.85	3.23	3.06	2.85	2.62	2.33	2.00	1.61	1.18	0.73	0.00
$47.50	2.59	2.96	2.80	2.61	2.39	2.13	1.83	1.48	1.09	0.69	0.00
$50.00	2.37	2.72	2.57	2.40	2.19	1.96	1.68	1.36	1.01	0.65	0.00
$52.50	2.17	2.51	2.37	2.21	2.02	1.80	1.55	1.26	0.95	0.61	0.00
$55.00	2.00	2.33	2.20	2.05	1.87	1.67	1.44	1.18	0.89	0.58	0.00
$57.50	1.84	2.16	2.04	1.90	1.74	1.55	1.34	1.10	0.84	0.55	0.00
$60.00	1.71	2.01	1.90	1.77	1.62	1.45	1.25	1.03	0.79	0.53	0.00
$62.50	1.58	1.88	1.77	1.65	1.51	1.36	1.18	0.97	0.75	0.50	0.00
$65.00	1.47	1.75	1.66	1.55	1.42	1.27	1.10	0.92	0.71	0.48	0.00
      The exact applicable price and effective date may not be set forth on the table, in which case:

•	if the applicable price is between two applicable prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower applicable prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the applicable price is in excess of $65.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	if the applicable price is less than $15.54 per share (subject to adjustment), no additional shares will be issued upon conversion.
      Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 64.35 per $1,000 initial principal amount of notes, subject to adjustments in the same manner as the conversion rate, as set forth under “— Adjustments to the conversion rate”.

      Our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion after a public acquiror fundamental change
      If the make-whole fundamental change is a “public acquiror fundamental change”, as described below, then we may elect to change the conversion right in lieu of increasing the conversion rate applicable to notes that are converted in connection with that public acquiror fundamental change. If we make this election, then we will adjust the conversion rate and our related conversion obligation such that, from and after the effective time of the public acquiror fundamental change, the right to convert a note into cash and shares of our common stock, if any, will be changed into a right to convert the notes into cash and shares of “public acquiror common stock”, if any, as described below, at a conversion rate equal to the conversion rate in effect immediately before the effective time multiplied by a fraction:

•	the numerator of which is the fair market value (as determined in good faith by us), as of the effective time of the public acquiror fundamental change, of the cash, securities and other property paid or payable per share of our common stock; and

•	the denominator of which is the average of the closing sale prices per share of the public acquiror common stock for the five consecutive trading days commencing on, and including, the trading day immediately after the effective date of the public acquiror fundamental change.
      If we elect to change the conversion right as described above, the change in the conversion right will apply to all holders from and after the effective time of the public acquiror fundamental change, and not just those holders, if any, that convert their notes in connection with the public acquiror fundamental change. If the public acquiror fundamental change is also an event that requires us to make another adjustment to the conversion rate as described under “— Adjustments to the conversion rate” above, then we will also give effect to that adjustment. However, if we make the election described above, then we will not change the conversion right in the manner described under “— Change in the conversion right upon certain reclassifications, business combinations and asset sales” below.
      A “public acquiror fundamental change” means a fundamental change described in the third bullet of the definition of change of control (without regard to the exception set forth in the first sub-bullet under such third bullet relating to entitlement to exercise 50% or more of the total voting power of the surviving or continuing corporation’s voting stock) in which the acquiror has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange) or that will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquiror common stock”). If an acquiror does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquiror common stock” if it is “majority owned” by a corporation that has a class of common stock satisfying the foregoing requirement. In such case, all references to public acquiror common stock shall refer to such class of common stock. “Majority owned” for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
      We will state, in the notice, public announcement and publication described under “— Adjustment to the conversion rate upon make-whole fundamental changes” above, whether we have elected to change the conversion right in lieu of increasing the conversion rate. With respect to each public acquiror fundamental change, we can make only one election, and we cannot change that election once we have first mailed any such notice or made any such public announcement or publication. However, if we elect to change the conversion right as described above in connection with a public acquiror fundamental change that is ultimately not consummated, then we will not be obligated to give effect to that particular election.

Change in the conversion right upon certain reclassifications, business combinations and asset sales
      Except as provided in the indenture, if we reclassify or change our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock) or are party to a consolidation, merger, binding share exchange or other business combination, or if we sell, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets, in each case, in a transaction in which holders of our common stock receive other securities, other property, assets or cash for their common stock, then, as of the effective time of such transaction, the conversion value and the net share amount will be calculated with respect to the kind and amount of cash, securities or other property that the holder would have received in the transaction if the holder had owned a number of shares of our common stock equal to the conversion rate and the net shares, if any, will be paid in the kind and amount of such cash, securities or other property (subject to our right to satisfy all or portion of the net share amount by paying cash). A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, the net share amount would be payable in cash and would no longer be payable in securities whose value could increase depending on our future financial performance, prospects and other factors.
      In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such a transaction, we will make adequate provision whereby the holders of the notes shall have a reasonable opportunity to elect the form of such consideration with respect to which the conversion value of the notes, treated as a single class, will be determined from and after the effective date of such transaction. At and after the effective time of the transaction, upon conversion of the notes, the conversion value and the net share amount, if any, will be calculated with respect to the kind and amount of cash, securities or other property that the holder would have received in the transaction in accordance with such election if the holder had owned a number of shares of our common stock equal to the conversion rate and the shares of our common stock, if any, due upon conversion will be paid in the kind and amount of such cash, securities or other property (subject to our right to satisfy all or portion of the net share amount by paying cash). We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
      If such a transaction also constitutes a fundamental change, holders will also be able to require us to repurchase all or a portion of the holder’s notes, as described under “— Holders may require us to repurchase their notes upon a fundamental change”. In some circumstances, we will increase the conversion rate applicable to the notes if a holder converts notes in connection with make-whole fundamental changes that occur before March 1, 2016, as described under “— Adjustment to the conversion rate upon make-whole fundamental changes — Increase in the conversion rate”. In addition, if the fundamental change also constitutes a “public acquiror fundamental change”, then we may in certain circumstances elect to change the conversion right in the manner described under “— Adjustment to the conversion rate upon make-whole fundamental changes — Conversion after a public acquiror fundamental change” in lieu of changing the conversion rate in the manner described in the preceding sentence.
      There is no precise, established definition of the phrase “all or substantially all” of our property or assets under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of a significant portion but less than all of our property or assets.
Redemption Of Notes At Our Option
      Prior to March 1, 2016, we may not redeem the notes. We may redeem the notes at our option, in whole or in part, at any time on or after March 1, 2016, on a date not less than 30 nor more than 60 days after the day we mail a redemption notice to each holder of notes to be redeemed at the address of the holder appearing in the security register, at a redemption price, payable in cash, equal to 100% of the accreted principal amount of the notes we redeem (without premium or penalty), plus any accrued and unpaid interest to, but excluding, the redemption date. However, if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date. We will make at least 20 semiannual interest payments (including the interest payment on September 1, 2006) on the notes before we can redeem the notes at our option.
      For a discussion of certain tax consequences to a holder upon a redemption of notes, see “Material U.S. federal tax considerations — U.S. holders — Sale, exchange, redemption or other disposition of notes” and “— Non-U.S. holders — Sale, exchange, redemption or other disposition of notes or shares of common stock”.
      If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the redemption price upon delivery of the note.
      The conversion right with respect to any notes we have called for redemption will expire at the close of business on the business day immediately preceding the redemption date, unless we default in the payment of the redemption price.
      If we redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in integral multiples of $1,000 initial principal amount by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. However, we may redeem the notes only in integral multiples of $1,000 initial principal amount. If a portion of a holder’s notes is selected for partial redemption and the holder converts a portion of the notes, the accreted principal amount of the note that is subject to redemption will be reduced by the accreted principal amount that the holder converted.
      We will not redeem the notes on any date if the accreted principal amount of the notes has been accelerated, and such acceleration has not been rescinded on or prior to such date.
Purchase Of Notes By Us At The Option Of The Holder
      On each of March 1, 2016, March 1, 2018, March 1, 2020, March 1, 2022 and March 1, 2024 (each, a “purchase date”), a holder may require us to purchase all or a portion of the holder’s outstanding notes, at a price in cash equal to 100% of the accreted principal amount of the notes to be purchased (without premium or penalty), plus any accrued and unpaid interest to, but excluding, the purchase date; provided, however, that any such accrued and unpaid interest will be paid not to the holder submitting the note for repurchase on the relevant purchase date but instead to the holder of record at the close of business on the corresponding record date. On each purchase date, we will purchase all notes for which the holder has delivered and not withdrawn a written purchase notice. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days before the purchase date until the close of business on the business day immediately preceding the purchase date.
      For a discussion of material tax consequences to a holder receiving cash upon a purchase of the notes at the holder’s option, see “Material U.S. federal tax considerations — U.S. holders — Sale, exchange, redemption or other disposition of notes” and “— Non-U.S. holders — Sale, exchange, redemption or other disposition of notes or shares of common stock”.
      We will give notice on a date that is at least 20 business days before each purchase date to all holders at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

•	the amount of the purchase price;

•	that notes with respect to which the holder has delivered a purchase notice may be converted, if otherwise convertible, only if the holder withdraws the purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes, including the name and address of the paying agent.
      To require us to purchase its notes, the holder must deliver a purchase notice that states:

•	if the notes are held in certificated form, the certificate numbers of the holder’s notes to be delivered for purchase;

•	the initial principal amount of the notes to be purchased, which must be an integral multiple of $1,000; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the indenture.
      A holder that has delivered a purchase notice may withdraw the purchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day before the purchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to purchase its notes;

•	if the notes are held in certificated form, the certificate numbers of the notes being withdrawn;

•	the initial principal amount being withdrawn, which must be an integral multiple of $1,000; and

•	the initial principal amount, if any, of the notes that remain subject to the purchase notice, which must be an integral multiple of $1,000.
      If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.
      To receive payment of the purchase price for a note for which the holder has delivered and not withdrawn a purchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. You will receive payment on later of the purchase date and the time of book-entry transfer or the delivery of the notes, together with necessary endorsements.
      If the paying agent holds on a purchase date money sufficient to pay the purchase price due on a note in accordance with the terms of the indenture, then, on and after that purchase date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the purchase price upon delivery of the note.
      We may not have the financial resources, and we may not be able to arrange for financing, to pay the purchase price for all notes holders have elected to have us purchase. Furthermore, payment of the purchase price may violate the terms of our existing or future indebtedness. See “Risk factors — Risks related to the notes and our common stock — We may not have the ability to repurchase the notes for cash pursuant to their terms or to pay the amounts due upon conversion of the notes when required”. Our failure to purchase the notes when required would result in an event of default with respect to the notes. An event of default may, in turn, cause a default under our other indebtedness.
      No notes may be purchased by us at the option of holders on March 1, 2016, March 1, 2018, March 1, 2020, March 1, 2022 or March 1, 2024 if the accreted principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
      In connection with any purchase offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

Holders May Require Us To Repurchase Their Notes Upon A Fundamental Change
      If a “fundamental change” occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 initial principal amount, at a price equal to 100% of the accreted principal amount of the notes to be repurchased (without premium or penalty), plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date; provided, however, that if a fundamental change repurchase date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date, which may or may not be the same person to whom we will pay the fundamental change repurchase price and the repurchase price will be 100% of the accreted principal amount of the notes repurchased. We may repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date”. However, the fundamental change repurchase date must be no later than 35 calendar days, and no earlier than 20 calendar days, after the date we mail a notice of the fundamental change, as described below.
      Within five business days after the occurrence of a fundamental change, we must mail to holders of notes at their addresses appearing in the security register, publish on our website, and publicly announce through a reputable national newswire service, notice of the occurrence of such fundamental change, which notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that holders must follow to exercise their repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change and, if applicable, whether we have elected to change the conversion right in lieu of increasing the conversion rate, as described under “— Conversion rights — Adjustment to the conversion rate upon make-whole fundamental changes — Conversion after a public acquiror fundamental change” above; and

•	that notes with respect to which the holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.
      To exercise the repurchase right, a holder must deliver a written notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	if the notes are held in certificated form, the certificate numbers of the notes that the holder will deliver for repurchase;

•	the initial principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

      A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	if the notes are held in certificated form, the certificate numbers of the notes being withdrawn;

•	the initial principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the initial principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.
      If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.
      To receive payment of the fundamental change repurchase price for a note for which the holder has delivered and not withdrawn a fundamental change repurchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change repurchase notice. You will receive payment of the fundamental change purchase price on the later of the fundamental change repurchase date and the time of book-entry transfer or the delivery of the notes, together with necessary endorsements.
      If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on a note in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the fundamental change repurchase price upon delivery of the note.
      A “fundamental change” will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading”.
      A “change in control” will be deemed to occur at such time as:

•	any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than us, any of our subsidiaries or any of our employee benefit plans, is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock entitled to vote generally in the election of directors, or the voting stock;

•	the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than an event of the type described in the immediately succeeding bullet);

•	there occurs any transaction or series of related transactions (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, other than:

•	any transaction pursuant to which holders of our capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of voting stock of the continuing or surviving person immediately after such transaction; or

•	any transaction in which both of the following conditions are satisfied:

•	at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on the Nasdaq National Market at a time when the Nasdaq National Market is not a U.S. national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction); and

•	as a result of such transaction, the conversion value shall be determined with respect to, and the net shares, if any, shall be payable in, the same type and amount of consideration that a holder would have received in such transaction if such holder had owned a number of shares of our common stock equal to the conversion rate (subject to our right to satisfy all or a portion of the net share amount by paying cash);

•	the following persons cease for any reason to constitute a majority of our board of directors:

•	individuals who on the first issue date of the notes constituted our board of directors; and

•	any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of our directors then still in office either who were directors on such first issue date of the notes or whose election or nomination for election was previously so approved; and

•	we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.
      A “termination of trading” is deemed to occur if our common stock (or other common stock with respect to which the conversion value of the notes is then determined) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.
      We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, payment of the fundamental change repurchase price may violate the terms of our existing or future indebtedness. See “Risk factors — Risks related to the notes and our common stock — We may not have the ability to repurchase the notes for cash pursuant to their terms or to pay the amounts due upon conversion of the notes when required”. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. An event of default may, in turn, cause a default under our other indebtedness.
      We may in the future enter into transactions, including mergers or recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.
      In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.
      No notes may be repurchased by us at the option of the holders upon a fundamental change if the accreted principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

      In connection with any fundamental change purchase offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.
Certain Covenants
      The indenture includes the following covenants that will be effective for so long as substantially comparable covenants are provided for the benefit of any of our outstanding debt with which the notes rank equally.

•	Limitations on Liens. We and certain of our subsidiaries that are not designated as “unrestricted subsidiaries”, which we call “restricted subsidiaries”, are prohibited from creating, incurring, assuming or suffering to exist any “secured debt”, which means indebtedness for money borrowed (other than indebtedness among us and the restricted subsidiaries), which is secured by a mortgage or other lien on any “principal property” (as defined in the indenture) of ours or of a restricted subsidiary or a pledge, lien or other security interest on the stock or indebtedness of a restricted subsidiary, without equally and ratably securing the outstanding notes. The foregoing restrictions are not applicable to:

•	secured debt existing at the date of the indenture;

•	liens on property acquired or constructed after the date of the indenture by us or restricted subsidiaries and created contemporaneously with, or within twelve months after, such acquisition or the completion of such construction to secure all or any part of the purchase price of such property or the cost of such construction;

•	mortgages on our property or property of restricted subsidiaries created within twelve months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction;

•	liens on property existing at the time such property is acquired;

•	liens on stock acquired after the date of the indenture by us or restricted subsidiaries if the aggregate cost thereof does not exceed 15% of consolidated net tangible assets (as defined in the indenture);

•	liens securing indebtedness of a successor corporation to us to the extent permitted by the indenture;

•	liens securing indebtedness of a restricted subsidiary outstanding at the time it became a restricted subsidiary;

•	liens securing indebtedness of any person outstanding at the time it is merged with or substantially all its properties are acquired by us or any restricted subsidiary;

•	liens on property or on the outstanding shares or indebtedness of a corporation existing at the time such corporation becomes a restricted subsidiary;

•	liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing arrangement between us or any restricted subsidiary and any Federal, state or municipal government or other governmental body or agency;

•	extensions, renewals or replacements of the foregoing permitted liens to the extent of the original amounts thereof;

•	liens in connection with government and certain other contracts;

•	certain liens in connection with taxes or legal proceedings;

•	certain other liens not related to the borrowing of money; and

•	liens in connection with sale and lease-back transactions as described below.
      In addition, we and our restricted subsidiaries may have secured debt not otherwise permitted without equally and ratably securing the outstanding notes if the sum of (a) the amount of such secured debt plus (b) the aggregate value of sale and lease-back transactions (subject to certain exceptions) described below, does not exceed 15% of consolidated net tangible assets.

•	Limitations on Sale and Lease-Back. We and our restricted subsidiaries are prohibited from engaging in “sale and lease-back transactions”, which are, subject to certain exceptions, sales or transfers of any principal property owned by us or any restricted subsidiary that has been in full operation for more than 180 days prior to such sale or transfer, where we or such restricted subsidiary has the intention of leasing back such property for more than 36 months but discontinuing the use of such property on or before the expiration of the term of such lease, unless:

•	we or any restricted subsidiaries would be entitled to incur secured debt equal to the amount realizable upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the outstanding notes; or

•	an amount equal to the greater of the net proceeds of the sale or the fair value of the property sold (subject to certain limitations contained in the indenture) as determined by our board of directors is applied within 180 days of any such transaction (i) to the retirement (other than a mandatory retirement) of consolidated funded debt (as defined in the indenture) or indebtedness of us or a restricted subsidiary that was funded debt at the time it was created (other than consolidated funded debt or indebtedness owned by us or any restricted subsidiary) or (ii) to the purchase of other principal property having a value at least equal to the greater of such amounts; or

•	the sale and lease-back transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between us or any restricted subsidiary and any Federal, state, municipal government or other governmental body or agency.
Consolidation, Merger And Sale Of Assets
      The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:

•	we are the surviving person or such other person is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

•	the successor person (if other than us) assumes all of our obligations under the notes and the indenture; and

•	no default or event of default exists immediately after giving effect to the transaction or series of transactions.
      When the successor assumes all of our obligations under the indenture, except in the case of a lease, our obligations under the indenture will terminate.
      Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase notes as described in “— Holders may require us to repurchase their notes upon a fundamental change” or to convert their notes as described in “— Conversion rights — Conditions for conversion — Conversion upon the occurrence of certain corporate transactions” and “— Conversion rights — Adjustment to the conversion rate upon make-whole fundamental changes”.

      There is no precise, established definition of the phrase “all or substantially all” of our property or assets under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of a significant portion but less than all of our property or assets.
      An assumption by any person of our obligations under the notes and the indenture may be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption. See “Material U.S. federal tax considerations — U.S. holders — Possible Effect of the Adjustment to Conversion Rate or Conversion of the Notes into Shares of a Public Acquiror Upon a Fundamental Change”.
Events Of Default
      The following are events of default under the indenture for the notes:

•	our failure to pay the accreted principal of any note when due, whether at maturity, upon redemption, on the purchase date with respect to a purchase at the option of the holder, on a fundamental change repurchase date with respect to a fundamental change or otherwise;

•	our failure to pay an installment of interest on any note when due if the failure continues for 30 days after the date when due;

•	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right;

•	our failure to timely provide notice as described under “— Conversion rights — Adjustment of conversion rate upon make-whole fundamental changes”, “— Purchase of notes by us at the option of the holder” or “— Holders may require us to repurchase their notes upon a fundamental change”;

•	our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 90 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate accreted principal amount of the notes then outstanding, in accordance with the indenture;

•	except as permitted by the indenture, any guarantee of the notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee;

•	a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $35,000,000 or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate accreted principal amount of notes then outstanding, in accordance with the indenture;

•	failure by us or any of our subsidiaries within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 or any judgments or orders for the payment of money, the total amount of which for us or any of our subsidiaries exceeds $35,000,000, which are not stayed on appeal; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange

Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary”.

      If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate accreted principal amount of the notes then outstanding, by notice to us and the trustee, may declare the accreted principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the accreted principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.
      After any such acceleration, the holders of a majority in aggregate accreted principal amount of the notes then outstanding, by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any order or decree;

•	all events of default, other than the non-payment of accelerated accreted principal or interest, have been cured or waived; and

•	certain amounts due to the trustee are paid.
      The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate accreted principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
      No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate accreted principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense; and

•	the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate accreted principal amount of the notes then outstanding, a direction that is inconsistent with the request.
      However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of any amounts due on the notes after the applicable due date; or

•	the right to convert notes in accordance with the indenture.
      Except as provided in the indenture, the holders of a majority of the aggregate accreted principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of accreted principal of, or interest on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.
      We will promptly notify the trustee if a default or event of default occurs. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they are aware of any default or event of default by us in performing any of our obligations under the indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each holder a notice of the default or event of default within 30 days after it occurs or, if later, within 15 business days after the date that the trustee receives such notice. However, the trustee need not mail the notice if the default or event of default:

•	has been cured or waived; or

•	is not in the payment of any amounts due with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of holders.
Modification And Waiver
      We and the trustee may enter into a supplemental indenture to amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate accreted principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate accreted principal amount of the outstanding notes may waive our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•	change the stated maturity date of the accreted principal of, or the payment date of any installment of interest on, any note;

•	reduce the accreted principal amount of, or interest on, any note;

•	change the place or currency of payment of accreted principal of, or interest on, any note;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, any note;

•	modify, in a manner adverse to the holders of the notes, the right of the holders to require us to purchase notes at their option or upon a fundamental change;

•	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

•	reduce the percentage in aggregate accreted principal amount of outstanding notes whose holders must consent to a modification or amendment of the indenture or the notes;

•	reduce the percentage in aggregate accreted principal amount of outstanding notes whose holders must consent to a waiver of compliance with any provision of the indenture or the notes or a waiver of any default or event of default;

•	modify the ranking of the notes or the guarantees in a manner adverse to the holders of the notes; or

•	modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

      We and the trustee may enter into a supplemental indenture to amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•	evidence the assumption of our obligations under the indenture and the notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets in accordance with the indenture;

•	make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications or changes in our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets;

•	make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the notes under the Securities Act pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act of 1939;

•	secure our obligations in respect of the notes;

•	add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us; or

•	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture.
      In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not adversely affect the rights of any holder.
      Except as provided in the indenture, the holders of a majority in aggregate accreted principal amount of outstanding notes, by notice to the trustee, generally may:

•	waive compliance by us with any provision of the indenture or the notes, as detailed in the indenture; and

•	waive any past default or event of default and its consequences, except a default or event of default:

•	in the payment of accreted principal of, or interest on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.
Discharge
      We may generally satisfy and discharge our obligations under the indenture by:

•	delivering all outstanding notes to the trustee for cancellation; or

•	depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity or any redemption date, purchase date or fundamental change repurchase date, cash, and, if applicable as provided in the indenture, other consideration, sufficient to pay all amounts due on all outstanding notes and paying all other sums payable under the indenture; provided that we will remain obligated to pay cash or deliver shares of our common stock, if any, upon conversion of the notes.
      In addition, in the case of a deposit, there must not exist a default or event of default on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound.

Calculations In Respect Of Notes
      We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determination of the trading price of the notes, the current market price of our common stock, the amount of cash and the number of shares of common stock, if any, deliverable upon conversion of the notes (including additional amounts, if any, in connection with a make-whole fundamental change), the amount of interest payable on the notes and the amount of principal accretion on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to rely on the accuracy of our calculations without independent verification.
No Personal Liability Of Directors, Officers, Employees Or Stockholders
      None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Rule 144A Information
      If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and any prospective purchaser of the notes or underlying shares of common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the notes or shares pursuant to Rule 144A, until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 of the Securities Act.
Reports To Trustee
      We will regularly furnish to the trustee copies of our annual report to stockholders, containing audited financial statements, and any other financial reports which we furnish to our stockholders.
Unclaimed Money
      If money deposited with the trustee or paying agent for the payment of accreted principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.
Purchase And Cancellation
      The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted. We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any notes we purchase in this manner, but we can only resell or reissue such notes if we register the offering. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.
Replacement Of Notes
      We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity reasonably satisfactory to us and the trustee.
Trustee And Transfer Agent
      The trustee for the notes is BNY Midwest Trust Company, and we have appointed the trustee as the paying agent, bid solicitation agent, registrar, conversion agent and custodian with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act of 1939, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict or resign. BNY Midwest Trust Company and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of their business. BNY Midwest Trust Company is also the trustee for our outstanding 6.625% notes due 2007, our outstanding 6.75% notes due 2008, our outstanding 6.8% notes due 2009, our outstanding 7.125% notes due 2009, our outstanding 8.75% notes due 2012 and our outstanding 8.125 notes due 2015.
      The holders of a majority in aggregate accreted principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.
      The transfer agent for our common stock is The Bank of New York.
Listing And Trading
      The notes originally issued in the private placement are eligible for trading on The PORTAL Market. Notes resold pursuant to this prospectus will cease to be eligible for trading on The PORTAL Market. The notes are not currently listed, nor do we intend to list the notes, on any national securities exchange. Our common stock is quoted on the New York Stock Exchange under the symbol “ARM”.
Form, Denomination And Registration Of Notes

General
      We issued the notes in registered form, without interest coupons, in minimum denominations of $1,000 initial principal amount and integral multiples of $1,000 initial principal amount in excess thereof, in the form of global securities, as further provided below. See “— Global securities” below for more information. The trustee need not:

•	register the transfer of or exchange any note for a period of 15 days before selecting notes to be redeemed;

•	register the transfer of or exchange any note during the period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any note that has been selected for redemption or for which the holder has delivered, and not validly withdrawn, a purchase notice or fundamental change repurchase notice, except, in the case of a partial redemption, purchase or repurchase, that portion of the notes not being redeemed, purchased or repurchased.
      See “— Global securities” and “— Certificated securities” for a description of additional transfer restrictions that apply to the notes.
      We will not impose a service charge in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection with the transfer or exchange.

Global securities
      Global securities have been deposited with the trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC. You may hold an interest in a global security directly through DTC, if you are a DTC participant, or indirectly through organizations that are DTC participants.
      Except in the limited circumstances described below and in “— Certificated securities”, holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.
      The global securities have been accepted by DTC in its book-entry settlement system. The custodian and DTC will electronically record the accreted principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global security for all purposes, under the indenture, the notes and the registration rights agreement. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.
      Payments of accreted principal and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will promptly credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the accreted principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.
      DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Certificated securities
      The trustee will exchange each beneficial interest in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing and the trustee has received a request from DTC to issue certificated securities.

Same-day settlement and payment
      We will make payments in respect of notes in book-entry form by wire transfer of immediately available funds to the accounts specified by holders of the notes. For a note that has been subsequently issued in certificated form, we will mail a check to the holder’s registered address.
      We expect the notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.
      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
      We have obtained the information we describe above concerning DTC and its book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
      Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.
Registration Rights
      We entered into a registration rights agreement with the initial purchasers of the notes pursuant to which we agreed, at our expense, to use our reasonable best efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of:

•	the date that is two years after the last date of original issuance of any of the notes;

•	the date when the holders of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities without restriction pursuant to the provisions of Rule 144(k) under the Securities Act or any successor rule thereto or otherwise; or

•	the sale pursuant to the shelf registration statement of all securities registered thereunder.
      We will furnish to each registered holder a copy of this prospectus and take certain other actions as are required to permit unrestricted resales of the notes and the common stock issuable upon conversion of the notes. If you sell notes or common stock issued upon conversion thereof pursuant to this prospectus, you generally will be required to be named as a selling securityholder, deliver this prospectus to purchasers and be bound by the provisions of the registration rights agreement (including certain indemnification provisions).
      We may suspend the use of this prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period. If the registration statement of which this prospectus is a part shall cease to be effective or fail to be usable during the period that we are obligated to keep it effective (subject to the permitted suspensions described above) for a period of time provided for in the registration rights agreement (a “registration default”), liquidated damages as additional interest will accrue on the notes from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, in cash, with the first semi-annual payment due on the first interest payment date following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to an additional 0.25% of the principal amount of the notes to and including the 90th day following such registration default, and an additional 0.50% of the principal amount thereof from and after the 91st day following such registration default.
      In no event will additional interest accrue at a rate per year exceeding 0.50%. So long as a registration default continues, we will pay additional interest, in cash, on March 1 and September 1 of each year to the holders of record of the notes on the immediately preceding February 15 and August 15, respectively.
      We will not pay any additional interest on a note after it has been converted as described under “— Conversion rights”. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note. In no event will additional interest be payable with respect to any registration default relating to a failure to register the common stock issuable upon conversion of the notes. For the avoidance of doubt, if we fail to register both notes and the common stock issuable upon conversion of the notes, then additional interest will be payable in connection with the registration default relating to the failure to register the notes.
Governing Law
      The indenture and the notes are governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF CAPITAL STOCK
      The following description of our capital stock includes a summary of certain provisions of our restated articles of incorporation, our by-laws and our rights plan. This description is subject to the detailed provisions of, and is qualified by reference to, our restated articles of incorporation, our by-laws and our rights plan, copies of which have been filed with the SEC.
      We are authorized to issue (1) 500,000,000 shares of common stock, par value $1.00 per share, and (2) 30,000,000 shares of preferred stock, without par value, of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. For a more detailed discussion of our preferred share purchase rights and how they relate to our common stock, see “— Shareholder Rights Plan”. The authorized shares of common stock and preferred stock will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not so required, our board of directors may determine not to seek shareholder approval.
      Certain of the provisions described in this section could have the effect of discouraging transactions that might lead to a change of control of us. These provisions:

•	establish a classified board of directors whereby our directors are elected for staggered terms in office so that only one-third of our directors stand for election in any one year;

•	require shareholders to provide advance notice of any shareholder nominations of directors or any proposal of new business to be considered at any meeting of shareholders;

•	require a supermajority vote to remove a director or to amend or repeal certain provisions of our restated articles of incorporation;

•	require that any action by written consent of shareholders without a meeting be unanimous;

•	preclude shareholders from amending our by-laws or calling a special meeting of shareholders; and

•	include fair price provisions and other restrictions on certain business combinations.
Common Stock
      Holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or declared and set aside. In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.
      Each holder of common stock will be entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock will be entitled to cumulate votes in voting for directors. Our restated articles of incorporation provide that, unless otherwise determined by our board of directors, no holder of common stock will have any preemptive right to purchase or subscribe for any stock of any class which we may issue or sell.
      The Bank of New York is the transfer agent and registrar for our common stock. The Bank of New York’s address is 101 Barclay Street, New York, New York 10286, and its telephone number is (866) 517-4570.
Preferred Stock

General
      Our restated articles of incorporation permit us to issue up to 30,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our shareholders. The designations and the relative rights, preferences and limitations of the preferred stock of each series will be fixed by an amendment to our restated articles of incorporation relating to each series adopted by our board, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the terms of any sinking fund for the purchase or redemption of the shares of the series;

•	the amounts payable on shares in the event of liquidation, dissolution or winding up;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into shares of any other class or series or any other security of us or of any other corporation;

•	the restrictions on the issuance of shares of the same series or any other class or series; and

•	the voting rights, if any, of the shares of the series.
      Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Series A junior participating preferred stock
      Our restated articles of incorporation authorize us to issue up to 2,000,000 shares designated as “Series A Junior Participating Preferred Stock”. For a description of the Series A Junior Participating Preferred Stock, see “Shareholder Rights Plan”.
Certain Provisions In Our Restated Articles Of Incorporation And By-Laws
      Our restated articles of incorporation and by-laws contain various provisions intended to (1) promote the stability of our shareholder base and (2) render more difficult certain unsolicited or hostile attempts to take us over which could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.
      Pursuant to our restated articles of incorporation, the number of directors is fixed by our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock except common stock, our directors are divided into three classes, each class to consist as nearly as possible of one-third of the directors. Our by-laws provide that directors elected by shareholders at an annual meeting of shareholders will be elected by a plurality of all votes cast. However, under the current terms of our corporate governance guidelines, any nominee for director who receives more “withheld” votes than votes “for” his or her election must offer to resign, and the board will determine whether to accept the resignation. Currently, the terms of office of the three classes of directors expire, respectively, at our annual meetings in 2007, 2008 and 2009. The term of the successors of each such class of directors expires three years from the year of election.
      Our restated articles of incorporation contains a fair price provision pursuant to which a Business Combination (as defined in our restated articles of incorporation) between us or one of our subsidiaries and an Interested Shareholder (as defined in our restated articles of incorporation) requires approval by the affirmative vote of the holders of not less than 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the Business Combination is approved by at least two-thirds of the Continuing Directors (as defined in our restated articles of incorporation) or certain fair price criteria and procedural requirements specified in the fair price provision are met.
      Any amendment or repeal of the fair price provision, or the adoption of provisions inconsistent therewith, must be approved by the affirmative vote of the holders of not less than 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless such amendment, repeal or adoption were approved by at least two-thirds of the Continuing Directors.
      Our restated articles of incorporation and by-laws provide that a special meeting of shareholders may be called only by a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies. Shareholders are not permitted to call, or to require that the board of directors call, a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. Our by-laws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before meetings of our shareholders.
      Our restated articles of incorporation provide that the affirmative vote of at least 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal the provisions of our articles with respect to the election or removal of directors, the right to call a special shareholders’ meeting, Business Combinations, or the right to adopt any provision inconsistent with the preceding provisions. In addition, our restated articles of incorporation provide that our board of directors has exclusive authority to make, alter, amend and repeal our by-laws and that our shareholders have no power to do so.

Shareholder Rights Plan
      Each outstanding share of common stock also evidences one preferred share purchase right. Upon the occurrence of certain events described below, each preferred share purchase right will entitle the registered holder to purchase from us one hundredth of a share of Series A Junior Participating Preferred Stock, at $100, subject to adjustment.
      Until the earlier to occur of (1) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding common stock or (2) ten business days, or such later date as may be determined by our board of directors prior to such time as any person or group becomes an Acquiring Person, following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15% or more of the outstanding common stock, preferred share purchase rights will be attached to common stock and will be owned by the registered owners of common stock.
      Our rights plan provides that, until the preferred share purchase rights are no longer attached to the common stock, or until the earlier redemption or expiration of the preferred share purchase rights:

•	the preferred share purchase rights will be transferred with and only with common stock;

•	certificates representing common stock and statements in respect of shares of common stock registered in book-entry or uncertificated form will contain a notation incorporating the terms of the preferred share purchase rights by reference; and

•	the transfer of any shares of common stock will also constitute the transfer of the associated preferred share purchase rights.
      As soon as practicable following the date the preferred share purchase rights are no longer attached to the common stock (the “Distribution Date”), separate certificates evidencing preferred share purchase rights will be mailed to holders of record of common stock as of the close of business on the date the preferred share purchase rights are no longer attached to the common stock and the separate certificates alone will evidence preferred share purchase rights.
      Preferred share purchase rights will not be exercisable until the Distribution Date. Preferred share purchase rights will expire on July 7, 2010, unless this expiration date is extended or unless preferred share purchase rights are earlier redeemed by us, in each case, as described below.
      The purchase price payable, and the number of shares of Series A Junior Participating Preferred Stock or other securities or property issuable, upon exercise of the preferred share purchase rights will be subject to adjustment from time to time to prevent dilution upon the occurrence of the following events:

•	a stock dividend on, or a subdivision, combination or reclassification of, Series A Junior Participating Preferred Stock;

•	the grant to holders of shares of Series A Junior Participating Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Series A Junior Participating Preferred Stock at a price, or securities convertible into shares of Series A Junior Participating Preferred Stock with a conversion price, less than the then current market price of the shares of Series A Junior Participating Preferred Stock; or

•	the distribution to holders of shares of Series A Junior Participating Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in shares of Series A Junior Participating Preferred Stock) or of subscription rights or warrants (other than those referred to above).
      The number of outstanding preferred share purchase rights and the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock issuable upon exercise of each preferred share purchase right will also be subject to adjustment in the event of a stock split of common stock or a stock dividend on common stock payable in common stock or subdivisions, consolidations or combinations of common stock occurring, in any such case, prior to the date the preferred share purchase rights are no longer attached to the common stock.
      We cannot redeem shares of Series A Junior Participating Preferred Stock purchasable upon exercise of preferred share purchase rights. Holders of Series A Junior Participating Preferred Stock are entitled, in preference to holders of common stock, to such dividends as the board of directors may declare out of funds legally available for the purpose. Each share of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of liquidation, the holders of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A Junior Participating Preferred Stock will have 100 votes, voting together with common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights will be protected by customary antidilution provisions.
      Because of the nature of the Series A Junior Participating Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each preferred share purchase right should approximate the value of one share of common stock.
      In the event that, at any time after a person has become an Acquiring Person, we are acquired in a merger or other business combination transaction, any person consolidates with or merges into us and our common stock is changed or exchanged for securities of any other person, or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a preferred share purchase right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of a preferred share purchase right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of a preferred share purchase right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a preferred share purchase right, other than preferred share purchase rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise, in lieu of shares of Series A Junior Participating Preferred Stock, that number of shares of common stock having a market value of two times the exercise price of a preferred share purchase right.
      At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of common stock, our board of directors may exchange preferred share purchase rights (other than preferred share purchase rights owned by such Acquiring Person, which will have become void after such person became an Acquiring Person) for common stock or Series A Junior Participating Preferred Stock, in whole or in part, at an exchange ratio of one share of common stock, or one hundredth of a share of Series A Junior Participating Preferred Stock (or of a share of another series of preferred stock having equivalent rights, preferences and privileges), per preferred share purchase right (subject to adjustment).
      With certain exceptions, no adjustment in the purchase price payable upon exercise of the preferred share purchase rights will be required until cumulative adjustments require an adjustment of at least 1%. No fractional shares of Series A Junior Participating Preferred Stock will be issued, other than fractions which are integral multiples of one one-hundredth of a share of Series A Junior Participating Preferred Stock, which may, at our election, be evidenced by depository receipts. Instead, an adjustment in cash will be made based on the market price of Series A Junior Participating Preferred Stock on the last trading day prior to the date of exercise.
      At any time prior to any person becoming an Acquiring Person, our board of directors may redeem preferred share purchase rights in whole, but not in part, at a price of $.01 per preferred share purchase right. The redemption of preferred share purchase rights may be made effective at such time, on such basis and with such conditions as our board of directors may determine, in its sole discretion. Immediately upon any redemption of preferred share purchase rights, the right to exercise preferred share purchase rights will terminate and the only right of the holders of preferred share purchase rights will be to receive the redemption price.
      The terms of the preferred share purchase rights may be amended by our board of directors without the consent of the holders of preferred share purchase rights, including an amendment to decrease the threshold at which a person becomes an Acquiring Person from 15% to not less than 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of preferred share purchase rights.
      Until a preferred share purchase right is exercised, the holder thereof, as such, will have no rights as a shareholder of ArvinMeritor, including, without limitation, the right to vote or to receive dividends.
      The foregoing summary of the material terms of the preferred share purchase rights is qualified by reference to the rights plan, a copy of which is on file with the SEC.
Indiana Restrictions On Business Combinations
      The Indiana Business Corporation Law contains a statutory antitakeover defense that restricts the ability of a “resident domestic corporation” to engage in any business combination with an “interested shareholder” for five years after the interested shareholder’s date of acquiring shares unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder’s share acquisition date is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if such shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of these provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. These provisions do not apply to a corporation that so elects in its original articles of incorporation or in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not exclude us from these provisions.
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
      The following is a summary of the material U.S. federal income and, in the case of “non-U.S. holders” (as defined below), estate tax consequences of the ownership of notes and the shares of common stock into which the notes may be converted, as of the date hereof. Except where noted, this summary deals only with a note or share of common stock held as a capital asset by a holder who purchased the note on original issuance at its issue price (as defined below).
      This summary does not deal with special situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities, U.S. expatriates or certain former citizens or longterm residents of the United States;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities, “controlled foreign corporations” or “passive foreign investment companies”; and

•	alternative minimum tax consequences, if any.
      The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with all tax considerations that may be relevant to holders in light of their personal circumstances. This summary also does not address any state, local or foreign tax consequences.
      For purposes of this discussion, a U.S. holder is a beneficial owner of a note or share of common stock that is:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; and

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
      The term “non-U.S. holder” means a beneficial owner of a note or share of common stock (other than a partnership) that is not a U.S. holder.
      If a partnership holds the notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership that holds notes or shares of common stock, or a partner of such a partnership, you should consult your own tax advisors.
      If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes or our common stock into which the notes may be converted, as well as the consequences to you arising under the laws of any other taxing jurisdiction.
      TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH PERSON RECEIVING THIS PROSPECTUS IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (B) SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF TREASURY DEPARTMENT CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN.

U.S. Holders
      The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of notes.

Accrual of interest
      Under applicable U.S. Treasury Regulations, the notes will be treated as issued with original issue discount (“OID”). Accordingly, you will be required to include OID in income as interest income for U.S. federal income tax purposes as it accrues, regardless of your method of accounting for U.S. federal income tax purposes, in accordance with a constant yield method based on a compounding of interest. You, however, will not be required to include separately in income either cash interest payments received on those notes or any accretion in the principal amount of those notes.
      The amount of OID on a note will be the excess of the stated redemption price of the note at maturity over its issue price. The “stated redemption price at maturity” is the sum of all amounts payable on the note, including any cash interest payable and any accretion in the principal amount of the notes. The amount of OID includable in income for a taxable year by you will generally equal the sum of the “daily portions” of the total OID on the note for each day during the taxable year in which you held the note, which we refer to as “accrued OID”. Generally, the daily portion of OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. The amount of OID allocable to an accrual period is generally equal to the product of the “adjusted issue price” of the note at the beginning of that accrual period and its “yield to maturity” adjusted to reflect the length of the accrual period.
      The issue price of each note will be the first price at which a substantial amount of the notes are sold to the public, ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “adjusted issue price” of a note at the beginning of an accrual period will equal the issue price of the note plus the amount of OID previously includable in the gross income of any U.S. Holder less any prior payments made on the note. The “yield to maturity” of the note will be computed on the basis of a constant annual interest rate compounded at the end of each accrual period.

Additional payments
      We may be required to pay additional amounts to you in certain circumstances described above under the heading “Description of the Notes — Conversion Rights” and “— Registration Rights”. We believe, and this discussion assumes, that the notes will not be treated as contingent payment debt instruments due to the possibility of such additional amounts.

Sale, exchange, redemption, or other disposition of notes
      Except as provided below under “— Conversion of Notes into cash or common stock and cash” you will generally recognize gain or loss upon the sale, exchange, redemption or other disposition of a note equal to the difference between the amount realized (less accrued but unpaid interest which will be taxable as such to the extent not previously included in income) upon the sale, exchange, redemption or other disposition and your adjusted tax basis in the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.
      Your adjusted tax basis in a note will generally be equal to the amount you paid for the note increased by any interest income you previously accrued on the note and reduced by any cash payments you receive on the note.

Conversion of notes into cash or common stock and cash
      If you convert your notes into a combination of cash and shares of common stock, it is likely that the conversion will be treated as a recapitalization. Under such treatment, you will realize gain, but not loss, equal to the excess, if any, of the fair market value of the shares of common stock and cash received (other than cash received in lieu of a fractional share) over your adjusted tax basis in the note (other than basis that is allocable to a fractional share), but in no event will the amount recognized exceed the amount of such cash received (other than cash received in lieu of a fractional share). Your adjusted tax basis in a note will generally be equal to the amount you paid for the note increased by any interest income you previously accrued on the note and reduced by any cash payments you receive on the note. You will recognize gain or loss on the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your adjusted tax basis in the note that is allocable to the fractional share. The aggregate tax basis of the shares of common stock received upon a conversion will equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share) and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). Your holding period for these shares of common stock will include the period during which you held the notes.
      Alternatively, there is a possibility that the conversion could be treated as a partial taxable sale of the note and a partial tax-free conversion of the note. You should consult your tax advisor regarding the U.S. federal income tax consequences to you of the receipt of both cash and shares of common stock upon conversion of a note.
      If you receive solely cash in exchange for your notes upon conversion, your gain or loss will be determined in the same manner as if you disposed of the note in a taxable disposition (as described above under “— Sale, Exchange, Redemption, or other Disposition of Notes”).

Constructive distributions
      The conversion rate of the notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of shares of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you may be deemed to have received a distribution even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

Possible effect of the adjustment to conversion rate or conversion of the notes into shares of a public acquiror upon a fundamental change
      In certain situations, we may be obligated to adjust the conversion rate of the notes or provide for the conversion of the notes into shares of a public acquiror (as described above under “Description of the Notes — Conversion rights — Adjustments to the Conversion Rate” and “Description of the Notes — Conversion rights — Adjustment to the conversion rate upon make-whole fundamental changes — Conversion after a public acquiror fundamental change”). Depending on the circumstances, such adjustment could result in a deemed taxable exchange to you and the modified note could be treated as newly issued at that time.

      In addition, although the issue is not free from doubt, we intend to take the position that the notes should not be treated as contingent payment debt instruments because of the possibility of such an adjustment. As required in the indenture, by purchasing notes you agree not to treat the notes as contingent payment debt instruments. It is possible that the Internal Revenue Service could disagree with this treatment and seek to treat the notes as contingent payment debt instruments, which would require current accrual of income in excess of stated interest, recognition of gain or loss on conversion and the treatment as ordinary income rather than capital gain of income realized on the taxable disposition of a note.

Taxation of distributions on common stock
      Distributions paid on our common stock received upon a conversion of a note, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be included in income by you and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of your investment, up to your basis in the common stock. Any remaining excess will be treated as a capital gain. If you are an individual, dividends you receive in tax years prior to 2009 will be eligible to be taxed at reduced rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. holder, dividends you receive will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements.

Sale or other disposition of common stock
      In general, gain or loss you realize on the sale or other disposition of our common stock received upon a conversion of a note will be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if your holding period for the common stock is more than one year. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. If you are an individual U.S. holder, long-term capital gains will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Information reporting and backup withholding
      Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of common stock and to the proceeds of a sale of a note or share of common stock paid to you unless you are an exempt recipient such as a corporation. A backup withholding tax (currently at a rate of 28%) will apply to those payments if you fail to provide your taxpayer identification number, or certification of foreign or other exempt status, or if you fail to report in full interest and dividend income.
      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.
Non-U.S. Holders
      The following is a summary of the U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of notes or shares of common stock.

Payments of interest
      The 30% U.S. federal withholding tax will not apply to any payment to you of interest on a note under the “portfolio interest rule” provided that:

•	interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an Internal Revenue Service Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations.
      Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.
      If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
      The 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a note.
      If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “— Payments of Interest” are satisfied) generally in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Dividends and constructive dividends
      Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate including, without limitation, adjustments in respect of taxable dividends to holders of our common stock, see “— U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, interest, shares of our common stock or sales proceeds subsequently paid or credited to you. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

      If you hold shares of our common stock and wish to claim the benefit of an applicable treaty rate, you are required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.
      As described more fully under “Description of the Notes — Conversion rights — Adjustment to the conversion rate upon make-whole fundamental changes”, upon the occurrence of certain enumerated events we may be required to pay additional amounts to you. Payments of such additional amounts may be subject to federal withholding.

Sale, exchange, redemption or other disposition of notes or shares of common stock
      Any gain realized upon the sale, exchange, redemption or other disposition of a note or share of common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States (and, if a tax treaty applies, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes.
      If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or lower applicable income tax treaty rate). If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. Such holders are urged to consult their tax advisers regarding the tax consequences of the acquisition, ownership and disposition of the notes or shares of common stock.
      We believe that we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.
U.S. Federal Estate Tax
      Your estate will not be subject to U.S. federal estate tax on notes held by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “— Payments of Interest” without regard to the statement requirement described in the last bullet point and, at the time of your death, payments with respect to the note would not have been effectively connected with the conduct by you of a trade or business in the United States. However, shares of common stock held by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.
Information Reporting And Backup Withholding
      Generally, we must report to the Internal Revenue Service and to you the amount of interest and dividends paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
      In general, you will not be subject to backup withholding with respect to payments of interest or dividends that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and we have received from you the statement described above in the last bullet point under “— Payments of Interest”.
      In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a note made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.
      Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.
SELLING SECURITYHOLDERS
      The notes were originally issued by us and sold by the initial purchasers of the notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and shares of common stock issuable upon conversion of the notes.
      The following table sets forth information with respect to the selling securityholders and the principal amounts of notes beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the notes or common stock issuable upon conversion of the notes. Because the selling securityholders may sell all or some portion of the notes or the common stock pursuant to this prospectus, we cannot estimate the amount or percentage of the notes or the common stock that will be held by the selling securityholders upon completion of any of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $300,000,000 aggregate initial principal amount of notes outstanding. The number of shares of common stock owned prior to the offering excludes shares of common stock issuable upon conversion of the notes. The number of shares of common stock offered hereby is based on the initial conversion rate equivalent to 47.6667 shares of common stock per $1,000 initial principal amount of notes and a cash payment in lieu of any fractional share.
      After completion of the offering, no selling securityholder named in the table below will beneficially own one percent or more of our common stock based on approximately 70.5 million shares of common stock outstanding on April 30, 2006 except as noted in the table below. Changed information regarding the selling securityholders named below and information concerning other selling securityholders will be set forth in prospectus supplements or amendments from time to time, if required. It is assumed that the other selling securityholders or any future transferees, pledgees or donees from or of any such securityholders do not beneficially own any common stock other than common stock issuable upon conversion of the notes at the initial conversion rate.

	Principal Amount of
	Notes Beneficially			Common
	Owned and Offered	Percentage of Notes	Common Stock Owned	Stock Offered
Selling Securityholder	Hereby	Outstanding	Prior to the Offering	Hereby

1976 Distribution Trust fbo A.R. Lauder/ Zinterhofer	$3,000	*	—	143
2000 Revocable Trust Lauder Zinterhofer	3,000	*	—	143

	Principal Amount of
	Notes Beneficially			Common
	Owned and Offered	Percentage of Notes	Common Stock Owned	Stock Offered
Selling Securityholder	Hereby	Outstanding	Prior to the Offering	Hereby

Abbott Laboratories Annuity Retirement Plan	85,000	*	—	4,051
Alcon Laboratories	232,000	*	—	11,058
Aloha Airlines Non-Pilots Pension Trust	75,000	*	—	3,575
Arkansas PERS	1,905,000	*	—	90,805
Arlington County Employees Retirement System	437,000	*	—	20,830
AstraZeneca Holdings Pension	240,000	*	—	11,440
Attorney’s Title Insurance Fund	205,000	*	—	9,771
Boilermarkers Blacksmith Pension Trust	2,600,000	*	—	123,933
BP Amoco PLC Master Trust	891,000	*	—	42,471
British Virgin Islands Social Security Board	79,000	*	—	3,765
Calamos Market Neutral Income Fund — Calamos Investment Trust	8,000,000	2.7%	—	381,333
Chrysler Corporation Master Retirement Trust(1)	1,245,000	*	—	59,345
Citadel Equity Fund Ltd.	10,700,000	3.6%	—	510,033
City and County of San Francisco Retirement System	671,000	*	—	31,984
The City of Southfield Fire & Police Retirement System	32,000	*	—	1,525
City University of NY	68,000	*	—	3,241
CNH CA Master Account, L.P.(2)	2,500,000	*	—	119,166
Continental Assurance Company on Behalf of its Separate Account(E)	200,000	*	—	9,533
Cowen & Co., LLC(3)	1,525,000	*	—	72,691
DBAG London	44,502,000	14.8%	—	2,121,263
Delaware PERS	1,490,000	*	—	71,023
Delaware Public Employees’ Retirement System(1)	505,000	*	—	24,071
Delta Airlines Master Trust	535,000	*	—	25,501
Delta Airlines Master Trust — CV(1)	270,000	*	—	12,870
Delta Pilots Disability & Survivorship Trust — CV(1)	150,000	*	—	7,150
DKR Sound Shore Opportunity Holdings Fund Ltd.	250,000	*	—	11,916
The Estate of James Campbell CH	118,000	*	—	5,624

	Principal Amount of
	Notes Beneficially			Common
	Owned and Offered	Percentage of Notes	Common Stock Owned	Stock Offered
Selling Securityholder	Hereby	Outstanding	Prior to the Offering	Hereby

The Estate of James Campbell EST2	454,000	*	—	21,640
F.M. Kirby Foundation, Inc.(1)	225,000	*	—	10,725
Fore Convertible Master Fund, Ltd.	1,310,000	*	—	62,443
Fore ERISA Fund, Ltd.	154,000	*	—	7,340
FPL Group Employees Pension Plan	505,000	*	—	24,071
Franklin & Marshall College	100,000	*	—	4,766
The Grable Foundation	39,000	*	—	1,859
Grace Convertible Arbitrage Fund, Ltd.	3,500,000	1.2%	—	166,833
Grady Hospital Foundation	65,000	*	—	3,098
Hallmark Convertible Securities Fund	20,000	*	—	953
HFR CA Select Fund(4)	800,000	*	—	38,133
Highbridge Int’l LLC	4,000,000	1.3%	—	190,666
Hotel Union & Hotel Industry of Hawaii Pension Plan Master Trust	131,000	*	—	6,244
ICI American Holdings Trust	425,000	*	—	20,258
Independence Blue Cross	357,000	*	—	17,017
Institutional Benchmark Series (Master Feeder) Ltd.(4)	1,000,000	*	—	47,666
Institutional Benchmark Series (Master Feeder) Limited in respect of Electra Series c/o Quattro Fund	300,000	*	—	14,300
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(1)	120,000	*	—	5,720
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(1)	65,000	*	—	3,098
International Truck & Engine Corporation Retiree Health Benefit Trust(1)	70,000	*	—	3,336
JMG Triton Offshore Fund, Ltd.(5)	1,200,000	*	—	57,200
KBC Financial Products Cayman Islands Ltd.	40,000,000	13.3%	—	1,906,668
KBC Financial Products USA, Inc.	3,810,000	1.3%	—	181,610
Mackay Shields LLC as Investment Advisor to Aftra Health Fund	90,000	*	—	4,290

	Principal Amount of
	Notes Beneficially			Common
	Owned and Offered	Percentage of Notes	Common Stock Owned	Stock Offered
Selling Securityholder	Hereby	Outstanding	Prior to the Offering	Hereby

Mackay Shields LLC as Investment Advisor to Bay County Employees Retirement System	60,000	*	—	2,860
Mackay Shields LLC as Sub-Advisor to Mainstay Convertible Fund	1,680,000	*	—	80,080
Mackay Shields LLC as Sub-Advisor to Mainstay VP Convertible Fund	1,190,000	*	—	56,723
Mackay Shields LLC as Sub-Advisor to New York Life Insurance Co. Pre 82	590,000	*	—	28,123
Mackay Shields LLC as Sub-Advisor to New York Life Insurance Co. Post 82	1,325,000	*	—	63,158
Mackay Shields LLC as Sub-Advisor to New York Life Separate A/C 7	30,000	*	—	1,430
Mackay Shields LLC as Investment Advisor to United Overseas Bank (USD)	15,000	*	—	715
Mackay Shields LLC as Investment Advisor to United Overseas Bank (SGD)	20,000	*	—	953
Man Mac I, Ltd.(6)	536,000	*	—	25,549
Marsh & McLennan Companies, Inc. U.S. Retirement Plan - High Yield	95,000	*	—	4,528
McMahon Securities Co., L.P.(7)	1,000,000	*	—	47,666
Mohican VCA Master Fund, Ltd.(8)	3,000,000	1%	—	143,000
National Bank of Canada	600,000	*	—	28,600
New Orlean Firefighters Pension/ Relief Fund	40,000	*	—	1,906
Nuveen Preferred and Convertible Fund JQC	9,305,000	3.1%	—	443,538
Nuveen Preferred and Convertible Income Fund JPC	6,695,000	2.2%	—	319,128
Occidental Petroleum Corporation	149,000	*	—	7,102
OCM Convertible Trust(1)	505,000	*	—	24,071
OCM Global Convertible Securities Fund(1)	135,000	*	—	6,435
Partner Reinsurance Company Ltd.(1)	275,000	*	—	13,108

	Principal Amount of
	Notes Beneficially				Common
	Owned and Offered	Percentage of Notes	Common Stock Owned		Stock Offered
Selling Securityholder	Hereby	Outstanding	Prior to the Offering		Hereby

Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund	300,000	*	—		14,300
Policemen and Firemen Retirement System of the City of Detroit	262,000	*	—		12,488
Polygon Global Opportunities Master Fund	5,000,000	1.7%	—		238,333
Pro Mutual	428,000	*	—		20,401
Prudential Insurance Co. of America	110,000	*	—		5,243
Putnam Convertible Income-Growth Trust	6,850,000	2.3%	—		326,516
Putnam High Income Securities Fund	1,040,000	*	—		49,573
Putnam High Yield Advantage Fund	860,000	*	—		40,993
Putnam High Yield Trust	2,305,000	*	—		109,871
Putnam Managed High Yield Trust	65,000	*	—		3,098
Putnam Variable Trust — Putnam VT High Yield Fund	590,000	*	—		28,123
Quattro Fund Ltd.	5,100,000	1.7%	—		243,100
Quattro Multistrategy Masterfund LP	300,000	*	—		14,300
Qwest Occupational Health Trust(1)	120,000	*	—		5,720
Qwest Pension Trust(1)	295,000	*	—		14,061
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio(9)	4,000,000	1.3%	—		190,666
Rampart Convertible Arbitrage Investors, LLC(10)	250,000	*	—		11,916
S.A.C. Arbitrage Fund, LLC(11)	2,500,000	*	—		119,166
Sandelman Partners Multi-Strategy Master Fund Ltd.(12)	20,500,000	6.8%	776,100	(13)	977,167
San Diego County Employees Retirement Association(4)	2,200,000	*			104,866
Satellite Convertible Arbitrage Master Fund LLC	3,000,000	1.0%	—		143,000
Southern Farm Bureau Life Insurance	700,000	*	—		33,366
State of Oregon Equity	5,470,000	1.8%	—		260,736
Sterling Invest Co.	60,000	*	—		2,860

	Principal Amount of
	Notes Beneficially			Common
	Owned and Offered	Percentage of Notes	Common Stock Owned	Stock Offered
Selling Securityholder	Hereby	Outstanding	Prior to the Offering	Hereby

The St. Paul Travelers Companies, Inc. — Commercial Lines(1)	435,000	*	—	20,735
Syngenta AG	160,000	*	—	7,626
Tenor Opportunity Master Fund, Ltd.	2,400,000	*	—	114,400
Trustmark Insurance	168,000	*	—	8,008
UBS Securities LLC	18,010,000	6.0%	—	858,477
United Technologies Corporation Master Retirement Trust	329,000	*	—	15,682
UnumProvident Corporation(1)	155,000	*	—	7,388
Vanguard Convertible Securities Fund, Inc.(1)	1,985,000	*	—	94,618
Viacom Inc. Pension Plan Master Trust	45,000	*	—	2,145
Vicis Capital Master Fund	10,250,000	3.4%	—	488,583
Virginia Retirement System(1)	945,000	*	—	45,045
Zazove Convertible Arbitrage Fund, L.P.(4)	5,800,000	1.9%	—	276,466
Zazove Hedged Convertible Fund, L.P.(4)	3,200,000	1.1%	—	152,533
Subtotal:	$271,688,000	90.6%	776,100	12,950,430
Any other holders of notes or future transferees, pledgees or donees from or of any holder	28,312,000	9.4%	—	1,349,580
Total:	$300,000,000	100.0%	776,100	14,300,010

*	Less than one percent of the notes outstanding.

(1)	Oaktree Capital Management LLC (“Oaktree”) is the investment manager of this selling securityholder with respect to the selling securityholder’s notes and shares of common stock issuable upon conversion of the notes. Oaktree does not own any equity interest in this selling securityholder but has voting and dispositive power over the aggregate principal amount of the notes and the share of common stock issuable upon conversion of the notes. Lawrence Keele is a principal of Oaktree and is the portfolio manager for this selling securityholder. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the notes and the shares of common stock issuable upon conversion of the notes held by this selling securityholder, except for their pecuniary interest therein.

(2)	CNH Partners, LLC is investment advisor for this selling securityholder and has sole voting and dispositive power over the notes and the shares of common stock issuable upon conversion of the notes. Investment principals for the advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(3)	The sole member of this selling securityholder is SG Americas Securities Holdings, Inc., a Delaware corporation, and Mark Kaplan, Karin Hajjaij and Jean Coulier are the directors.

(4)	Gene T. Pretti is the natural person who may exercise voting power and investment control over this selling securityholder’s notes and shares of common stock issuable upon conversion of the notes.

(5)	This selling securityholder is an international business company organized under the laws of the British Virgin Islands. This selling securityholder’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”) that has voting and dispositive power over the selling securityholder’s investments, including the notes and the shares of common stock issuable upon conversion of the notes. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the selling securityholder’s portfolio holdings.

(6)	Man-Diversified Fund II Ltd. is the controlling entity of this selling securityholder. The manager shares of Man-Diversified Fund II Ltd. are owned 75% by Albany Management Company Limited and 25% by Man Holdings Limited. The registered shareholder of Albany Management Company Limited is Argonaut Limited, a Bermuda company which is controlled by Michael Collins, a resident of Bermuda. Man Holdings Limited is a subsidiary of Man Group plc, which is a public company listed on the London Stock Exchange.

(7)	Ron Fertig, Jay Glassman, Joseph Dwyer, D. Bruce McMahon, Scott Dillinger and Norman Ziegler comprise the executive committee of this selling securityholder and constitute the natural persons who may exercise voting power and investment control over this selling securityholder’s notes and shares of common stock issuable upon conversion of the notes.

(8)	Eric C. Hage and Daniel C. Hage are the natural persons who may exercise voting power and investment control over this selling securityholder’s notes and shares of common stock issuable upon conversion of the notes.

(9)	Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd’s Class A Convertible Crossover Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio.

(10)	Palisade Capital Management, LLC is the investment advisor of this selling securityholder and Jack Feiler is the chief investment officer.

(11)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by this selling securityholder. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaims beneficial ownership of the notes and the shares of common stock issuable upon conversion of the notes.

(12)	Jonathan Sandelman is the natural person who may exercise voting power and investment control over this selling securityholder’s notes and shares of common stock issuable upon conversion of the notes. Jonathan Sandelman is the managing member of Sandelman Partners, GP LLC which is a general partner of Sandelman Partners, LP, the controlling entity of this selling securityholder.

(13)	Represents 1.1% of the Company’s outstanding common stock based on approximately 70.5 million shares outstanding as of April 30, 2006.
      None of the selling securityholders or any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years, except that UBS Securities LLC was one of the initial purchasers of the notes and acted as a dealer manager in connection with our tender offer to purchase up to $600 million aggregate principal amount of our 6.625% Notes due 2007, our 6.75% Notes due 2008, our 7.125% Notes due 2009 and our 6.8% Notes due 2009, which was completed in March 2006. UBS Securities LLC is also a lender under our $900 million revolving credit facility and UBS Securities LLC and its affiliates have in the past provided and may from time to time in the future provide certain commercial banking, financial advisory, investment banking and other services for us for which they have received and will be entitled to receive separate fees.
      The initial purchasers purchased all of the notes from the Company in private transactions on March 7, 2006 and March 16, 2006. All of the notes were “restricted securities” under the Securities Act prior to this registration. The selling securityholders have represented to us that they purchased the shares for their own account for investment only and not with a view toward selling or distributing them, except pursuant to sales registered under the Securities Act or exempt from such registration.
PLAN OF DISTRIBUTION
      The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
      The notes and the underlying common stock may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale,

•	prices related to the prevailing market prices,

•	varying prices determined at the time of sale, or

•	negotiated prices.
      These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes or the underlying common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the common stock,

•	in the over-the-counter market,

•	otherwise than on such exchanges or services or in the over-the-counter market,

•	through the writing of options (including the issuance by the selling securityholders of derivative securities), whether the options or such other derivative securities are listed on an options or other exchange or otherwise,

•	through the settlement of short sales, or

•	through any combination of the foregoing.
      These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.
      In connection with the sale of the notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the notes or the underlying common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the notes and the underlying common stock short and deliver these securities to close out such short positions, or loan or pledge the notes or the underlying common stock to broker-dealers that in turn may sell these securities. The selling securityholders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the notes or the underlying common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus. The selling securityholders may also enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
      The aggregate proceeds to the selling securityholders from the sale of the notes or the underlying common stock offered by them hereby will be the purchase price of the notes or common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
      Our outstanding common stock is listed for trading on the New York Stock Exchange. The notes originally issued in the private placement are eligible for trading on The PORTAL Market. Notes resold pursuant to this prospectus will cease to be eligible for trading on The PORTAL Market. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market and can give no assurance about the development of any trading market for the notes.
      In order to comply with the securities laws of some states, if applicable, the notes and the underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
      The selling securityholders and any broker-dealers or agents that participate in the sale of the notes and the underlying common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Profits on the sale of the notes and the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling securityholders may be deemed to be “underwriters”, they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
      The selling securityholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.
      To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling securityholders.
      A selling securityholder may decide not to sell any notes or common stock described in this prospectus. We cannot assure you that any selling securityholder will use this prospectus to sell any or all of the notes or the underlying common stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus.
      With respect to a particular offering of the notes and the underlying common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

•	the specific notes or common stock to be offered and sold,

•	the names of the selling securityholders,

•	the respective purchase prices and public offering prices and other material terms of the offering,

•	the names of any participating agents, broker-dealers or underwriters, and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.
      We entered into the registration rights agreement for the benefit of holders of the notes to register their notes and the underlying common stock under applicable federal and state securities laws under certain circumstances and at certain times. The registration rights agreement provides that the selling securityholders and the Company will indemnify each other and their respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the underlying common stock, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the notes and the underlying common stock to the public, but each selling securityholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.
WHERE YOU CAN FIND MORE INFORMATION
      In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding registrants (including us) that file electronically with the SEC (www.sec.gov). Our Internet site is www.arvinmeritor.com.
      We have agreed that if, at any time that the notes are “restricted securities” within the meaning of the Securities Act and we are not subject to the information reporting requirements of the Exchange Act, we will furnish to holders of the notes and to prospective purchasers designated by them the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the notes.
      We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information in or incorporated by reference in this prospectus.
      We incorporate by reference the documents listed below and any documents that we file with the SEC under Section 13(c) or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the notes (other than filings or portions of filings that are furnished, under applicable SEC rules, rather than filed):

•	Our Annual Report on Form 10-K for the year ended October 2, 2005 (as updated by our Current Report on Form 8-K filed on February 28, 2006;

•	Our Quarterly Reports on Form 10-Q for the quarters ended January 1, 2006 and April 2, 2006;

•	Our Current Reports on Form 8-K filed on October 3, 2005, December 27, 2005, January 24, 2006, February 28, 2006, March 1, 2006, March 7, 2006, March 9, 2006, March 17, 2006, April 26, 2006 and May 10, 2006; and

•	The description of our common stock contained in our Registration Statement on Form S-4, as amended (File No. 333-36448), dated June 2, 2000, including any amendment or report that updates such description.
      To the extent there are inconsistencies between the information contained in this prospectus and the information contained in the documents incorporated by reference, the information in this prospectus shall be deemed to supersede the information in the incorporated documents.
      Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents). You may submit such a request for this material to ArvinMeritor, Inc., 2135 West Maple Road, Troy, Michigan 48084-7186, Attention: Investor Relations, (248) 435-1000.
LEGAL MATTERS
      The validity of the notes and the shares of common stock issuable upon conversion of the notes will be passed upon for us by Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company.
EXPERTS
      The financial statements as of September 30, 2005 and 2004, and for each of the three years in the period ended September 30, 2005 incorporated by reference from the Company’s Current Report on Form 8-K filed on February 28, 2006, and the related financial statement schedules and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include explanatory paragraphs referring to the Company’s change in method of determining the cost of certain inventories and the Company’s change in method of accounting for its interest in variable interest entities, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The ArvinMeritor logo is a trademark of ArvinMeritor, Inc. Other brands, names and trademarks contained in this prospectus are the property of their respective owners.

ArvinMeritor, Inc.
$300,000,000
4.625% Convertible Senior Notes Due 2026
Shares of Common Stock Issuable Upon Conversion of the Notes

PROSPECTUS

       You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering of the securities being registered. All fees and expenses other than the SEC registration fee are estimated.

Amount

SEC registration fee	$32,100
Accounting fees and expenses	10,000
Legal fees and expenses	50,000
Miscellaneous expenses	7,900

Total	$100,000

Item 15.	Liability and Indemnification of Directors and Officers.
      Chapter 37 of The Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding.
      The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation or its subsidiary against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.
      Section 8.06 of ArvinMeritor’s Restated Articles of Incorporation contains provisions authorizing, to the extent permitted under the IBCL and the ArvinMeritor By-Laws, indemnification of directors and officers, including payment in advance of expenses in defending an action and maintaining liability insurance on such directors and officers. Specifically, ArvinMeritor’s By-Laws provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal, by reason of the fact that such person is or was a director, officer, employee or agent of ArvinMeritor, or is or was serving at the request of ArvinMeritor as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity of or for another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity, whether or not organized or formed for profit, against expenses (including attorney’s fees) and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. ArvinMeritor will pay, in advance of the final disposition of an action, the expenses reasonably incurred in defending such action by a person who may be entitled to indemnification. The Company’s By-Laws also set forth particular procedures for submission and determination of claims for indemnification.

      ArvinMeritor’s directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
      The Company and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the Company or such persons may be required to make in respect of such liabilities.

Item 16.	Index to Exhibits.

3.1	Restated Articles of Incorporation of the Company, filed as Exhibit 3.01 to the Company’s Registration Statement on Form S-4, as amended (Registration No. 333-36448), incorporated herein by reference.
3.2	By-Laws of the Company, filed as Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003 (File No. 1-15983), incorporated herein by reference.
4.1	Rights Agreement, dated as of July 3, 2000, by and between the Company and The Bank of New York (successor to Equiserve Trust Company, N.A.), as rights agent, filed as Exhibit 4.03 to the Company’s Registration Statement on Form S-4, as amended (Registration No. 333-36448), incorporated herein by reference.
4.2	Indenture, dated as of March 7, 2006, between the Company and BNY Midwest Trust Company, as Trustee (including a form of note and a form of subsidiary guaranty), filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 9, 2006, incorporated herein by reference.
4.3	Registration Rights Agreement, dated as of March 7, 2006, among the Company and the subsidiary guarantors and initial purchasers named therein, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 9, 2006, incorporated herein by reference.
5	Opinion of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company.
12	Computation of ratio of earnings to fixed charges, filed as Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2006, incorporated herein by reference.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company, contained in his opinion filed as Exhibit 5 to this Registration Statement.
23.3	Consent of Bates White LLC.
24.1	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.
24.2	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Guarantors.
25	Statement of Eligibility on Form T-1 under the Trustee Indenture Act of 1939, as amended, of BNY Midwest Trust Company, as Trustee under the Indenture.

Item 17.	Undertakings.
      A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant ’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVINMERITOR, INC.

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and General Counsel
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Charles G. McClure, JR,*		Chairman of the Board, Chief Executive Officer and President (principal executive officer) and Director

Joseph B. Anderson, Jr., Rhonda L. Brooks, David W. Devonshire, Ivor J. Evans, Joseph P. Flannery, William D. George, Jr., Richard w. Hanselman, Charles h. Harff, Victoria b. Jackson, James E. Marley, William R. Newlin, Stephen G. Rothmeier and Andrew J. Schindler*		Directors

James D. Donlon, III		Senior Vice President and Chief Financial Officer (principal financial officer)

Jeffrey A. Craig		Vice President and Controller (principal accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the power of attorney filed as Exhibit 24.1 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVIN INTERNATIONAL HOLDINGS, LLC

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Vernon G. Baker, II*		President (principal executive officer) and Director

John A. Crable*		Director

James D. Donlon, III*		Vice President and Treasurer (principal financial and accounting officer) and Director

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVIN TECHNOLOGIES, INC.

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Vice President and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

James D. Donlon, III*		President (principal executive officer) and Director

Vernon G. Baker, II and John A. Crable*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVINMERITOR ASSEMBLY, LLC

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Vice President and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

James D. Donlon, III*		President (principal executive officer) and Director

Vernon G. Baker, II and John A. Crable*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVINMERITOR BRAKE HOLDINGS, INC.

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Vice President and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Thomas A. Gosnell*		President (principal executive officer) and Director

Vernon G. Baker, II and Marc A. Pensa*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVINMERITOR FILTERS HOLDING CO., LLC

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Vernon G. Baker, II*		President (principal executive officer) and Director

John A. Crable and Bonnie Wilkinson*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVINMERITOR FILTERS OPERATING CO., LLC

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Vernon G. Baker, II*		President (principal executive officer) and Director

John A. Crable and Bonnie Wilkinson*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVINMERITOR HOLDINGS MEXICO, INC.

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Vernon G. Baker, II*		President (principal executive officer) and Director

John A. Crable and Elias Valdes*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVINMERITOR INTERNATIONAL HOLDINGS, LLC

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Vice President and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

James D. Donlon, III*		President (principal executive officer)

Vernon G. Baker, II, John A. Crable and Bonnie Wilkinson*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

ARVINMERITOR OE, LLC

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Vernon G. Baker, II*		President (principal executive officer) and Director

James D. Donlon, III*		Senior Vice President (principal financial and accounting officer) and Director

Bonnie Wilkinson*		Director

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

EUCLID INDUSTRIES, LLC

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Vice President and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Thomas A. Gosnell*		President (principal executive officer)

Vernon G. Baker, II, John A. Crable and Bonnie Wilkinson*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

MERITOR HEAVY VEHICLE BRAKING
SYSTEMS (U.S.A.), INC.

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Vernon G. Baker, II*		President (principal executive officer) and Director

John A. Crable and Bonnie Wilkinson*		Directors

James D. Donlon, III*		Senior Vice President (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

MERITOR HEAVY VEHICLE SYSTEMS, LLC

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Thomas A. Gosnell*		President (principal executive officer) and Director

Vernon G. Baker, II*		Director

James D. Donlon, III*		Senior Vice President (principal financial and accounting officer) and Director

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

MERITOR HEAVY VEHICLE SYSTEMS (MEXICO), INC.

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Vice President and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Thomas A. Gosnell*		President (principal executive officer)

Vernon G. Baker, II, John A. Crable and Bonnie Wilkinson*		Directors

James D. Donlon, III*		Vice President (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

MERITOR HEAVY VEHICLE SYSTEMS
(SINGAPORE) PTE., LTD.

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Vice President and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Marc A. Pensa*		President (principal executive officer) and Director

Vernon G. Baker, II and Lawrence Chew*		Directors

James D. Donlon, III*		Vice President (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 23rd day of May, 2006.

MERITOR TECHNOLOGY, INC.

By	/s/ Vernon G. Baker, II

Vernon G. Baker, II
President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of May, 2006 by the following persons in the capacities indicated:

Signature		Title

Vernon G. Baker, II*		President (principal executive officer) and Director

John A. Crable and Bonnie Wilkinson*		Directors

Mary A. Lehmann*		Vice President and Treasurer (principal financial and accounting officer)

*By:	/s/ Bonnie Wilkinson Bonnie Wilkinson, Attorney-in-Fact**

**	By authority of the powers of attorney filed as Exhibit 24.2 hereto

EXHIBIT INDEX

Page
Number

3.1	Restated Articles of Incorporation of the Company, filed as Exhibit 3.01 to the Company’s Registration Statement on Form S-4, as amended (Registration No. 333-36448), incorporated herein by reference.

3.2	By-Laws of the Company, filed as Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003 (File No. 1-15983), incorporated herein by reference.

4.1	Rights Agreement, dated as of July 3, 2000, by and between the Company and The Bank of New York (successor to Equiserve Trust Company, N.A.), as rights agent, filed as Exhibit 4.03 to the Company’s Registration Statement on Form S-4, as amended (Registration No. 333-36448), incorporated herein by reference.

4.2	Indenture, dated as of March 7, 2006, between the Company and BNY Midwest Trust Company, as Trustee (including a form of note and a form of subsidiary guaranty), filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 9, 2006, incorporated herein by reference.

4.3	Registration Rights Agreement, dated as of March 7, 2006, among the Company and the subsidiary guarantors and initial purchasers named therein, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 9, 2006, incorporated herein by reference.

5	Opinion of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company.

12	Computation of ratio of earnings to fixed charges, filed as Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2006, incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company, contained in his opinion filed as Exhibit 5 to this Registration Statement.

23.3	Consent of Bates White LLC.

24.1	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.

24.2	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Guarantors.

25	Statement of Eligibility on Form T-1 under the Trustee Indenture Act of 1939, as amended, of BNY Midwest Trust Company, as Trustee under the Indenture.